                                                                EXHIBIT 10(i)(2)

                                                                  Execution Copy

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of November 25, 2002 (as amended or modified from time to time, this "Agreement"), is by and among Universal Forest Products, Inc., a Michigan corporation (the "Company"), the Canadian Borrower, the lenders party hereto from time to time (the "Lenders"), Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent, Wachovia Bank, N.A., as syndication agent (in such capacity, together with its successors and assigns, the "Syndication Agent") and Standard Federal Bank, N.A., as documentation agent (in such capacity, together with its successors and assigns, the "Documentation Agent").


                                  INTRODUCTION


         The Borrowers desire to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $200,000,000 in order to provide funds for working capital and general corporate purposes, with a sub-limit for Canadian advances to the Canadian Borrower of $15,000,000 and for bid-option loans of $75,000,000, and the Lenders are willing to establish such credit facilities in favor of the Borrowers on the terms and conditions herein set forth.

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Absolute Rate Bid-Option Loan" shall mean a Loan which pursuant to the applicable Notice of Bid-Option Loan is made at the Bid-Option Absolute Rate.

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity or other Person, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of any Person.

         "Activated Aggregate Canadian Commitments" is defined in Section
2.1(d).

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Adjusted Leverage Ratio" shall mean, as of any date, the ratio of (a) the Total Seasonally Adjusted Debt as of such date to (b) the Total Adjusted Capitalization as of such date.

         "Affiliate" when used with respect to any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with") with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Capital Stock or by contract or otherwise. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Voting Stock of the controlled Person.

         "Agent" shall mean Bank One, NA in its capacity as contractual representative of the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article VII, and for purposes of notices to the Agent from the Canadian Borrower, notices by the Agent to Canadian Lenders under such sections and such other notices with respect to the Canadian Borrower or Canadian Lenders as designated by the Agent from time to time, Agent shall be deemed references to the Agent's Affiliate Bank One Canada.

         "Agent Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified from time to time by the Agent as the "Agent Payment Office" to the Borrowers and the Lenders for such Agreed Currency.

         "Aggregate Available Canadian Commitments" shall mean at any date of determination with respect to all Canadian Lenders, an amount equal to the Available Canadian Commitments of all Canadian Lenders on such date.

         "Aggregate Available U.S. Commitments" shall mean as at any date of determination with respect to all Lenders, an amount equal to the Available U.S. Commitments of all Lenders on such date.

         "Aggregate Syndicated Outstandings" shall mean as at any date of determination with respect to any Lender, the Dollar Equivalent of the sum of the aggregate unpaid principal amount of such Lender's Syndicated Loans on such date and the amount of such Lender's Pro Rata Share of Letters of Credit and Swingline Loans on such date and without duplication the amount of such Lender's participation in other Syndicated Loans pursuant to Section 2.1(e) on such date.

         "Agreed Currencies" shall mean (a) with respect to the Company, U.S. Dollars; and (b) with respect to the Canadian Borrower, Canadian Dollars.

         "Applicable Lending Office" shall mean, with respect to any Advance made by any Lender or with respect to such Lender's Commitment, the Affiliate of such Lender or the office or branch of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office or branch or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Borrowers and the Agent by such Lender.

         "Applicable Margin" shall mean, with respect to any Eurodollar Rate Syndicated Loan, BA Rate Syndicated Loan, Letter of Credit fee under Section 2.5(b)(i) and facility fee under Section 2.5(a), as the case may be, the applicable percentage set forth in the applicable table below based upon the Adjusted

Leverage Ratio, as adjusted on the date 50 days after the end of each fiscal quarter of the Company and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Adjusted Leverage Ratio as of the last day of the most recently ended fiscal quarter; provided, however, (i) until the Applicable Margin is adjusted for the first time based on the Adjusted Leverage Ratio as of the end of the first fiscal quarter ending after the Effective Date, the Applicable Margin shall be set at Level III, and
(ii) upon the occurrence and during the continuance of any Default or Event of Default, the Applicable Margin shall be the highest Applicable Margin set forth in the table below:


                                                                      APPLICABLE MARGIN
                                                ---------------------------------------------------------
                                                Eurodollar Rate Syndicated
                                                BA Rate Syndicated
Level         Adjusted Leverage Ratio           Loan and Letter of Credit Fee             Facility Fee
-----   -------------------------------------   -----------------------------           -----------------
 I               < or = 0.35 to 1.0                     70 basis points                 17.5 basis points

II      > 0.35 to 1.0 and < or = 0.425 to 1.0           80 basis points                 20.0 basis points

III     > 0.425 to 1.0 and < or = 0.50 to 1.0        102.5 basis points                 22.5 basis points

IV       > 0.50 to 1.0 and < or = 0.55 to 1.0          125 basis points                 25.0 basis points

 V                 > 0.55 to 1.0                       140 basis points                 35.0 basis points




         "Arranger" shall mean Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "Assignment and Acceptance" is defined in Section 8.6(d).

         "Available Canadian Commitment" shall mean at any date of determination with respect to any Canadian Lender (after giving effect to the making and payment of any Loans required on such date pursuant to Section 2.6(g)), the lesser of (a) the excess, if any, of (i) the Dollar Equivalent of such Canadian Lender's Canadian Commitment in effect on such date over (ii) the aggregate Canadian Syndicated Loans of such Canadian Lender on such date and (b) the Available U.S. Commitment of such Lender on such date.

         "Available U.S. Commitment" shall mean at any date of determination with respect to any Lender (after giving effect to the making and payment of any Loans required on such date pursuant to Section 2.6(g)), an amount in Dollars equal to the excess, of (a) the amount of such Lender's U.S. Commitment in effect on such date over (b) the Aggregate Syndicated Outstandings of such Lender on such date.

         "BA Interest Period" shall mean, relative to any BA Rate Syndicated Loan, the period beginning on (and including) the date on which such BA Rate Syndicated Loan is made or continued to (but excluding) the date which is one, two, three, or six months thereafter or such other period of time agreed to by the Canadian Lenders, as the Canadian Borrower may elect under Section 2.6, and each subsequent period commencing on the expiry of the immediately preceding BA Interest Period and ending on the date one, two, three, or six months (or such other period acceptable to the Canadian Borrower and the Canadian Lenders) thereafter, as the Canadian Borrower may elect under Section 2.6, provided, however, that (a) each BA Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (b) no BA Interest Period shall be permitted which would end after the Termination Date.

         "BA Rate" shall mean with respect to a BA Rate Syndicated Loan for the relevant BA Interest Period, the sum of (a) the Applicable Margin plus (b) the bid rate quoted by Bank One Canada for its own acceptances for the relevant BA Interest Period as of the first day of such BA Interest Period.

         "BA Rate Syndicated Loan" shall mean any Syndicated Loan which bears interest at the BA Rate.

         "Bank One" shall mean Bank One, NA, , a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Bank One Canada" shall mean Bank One, NA, Canada Branch and any other successor or assignee thereof which is a branch or Affiliate of Bank One.

         "Bid-Option Absolute Rate" shall mean, with respect to any Absolute Rate Bid-Option Loan, the Bid-Option Absolute Rate, as defined in Section 2.2(d)(ii)(E), that is offered for such Loan.

         "Bid-Option Auction" shall mean a solicitation of Bid-Option Quotes setting forth Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, pursuant to Section 2.2(b).

         "Bid-Option Eurodollar Rate" shall mean the sum of (a) the Bid-Option Eurodollar Rate Margin plus (b) the Eurodollar Base Rate.

         "Bid-Option Eurodollar Rate Margin" shall mean, with respect to any Eurodollar Rate Bid-Option Loan, the Bid-Option Eurodollar Rate Margin, as defined in Section 2.2(d)(ii)(F), that is offered for such Loan.

         "Bid-Option Interest Period" shall mean (a) with respect to each Eurodollar Rate Bid Option Borrowing, the Eurodollar Rate Interest Period applicable thereto, and (b) with respect to each Absolute Rate Bid Option Borrowing, the period commencing on the date of such Borrowing and ending on the date elected by the Company in the applicable Notice of Borrowing, which date shall be not less than 15 days and not more than 180 days after the date of such Bid-Option Loan; provided that:

              (i) any such Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business day; and

              (ii) no such Interest Period that would end after the Termination Date shall be permitted.

         "Bid-Option Loan" shall mean a Loan which is made by a Lender pursuant to a Bid-Option Auction.

         "Bid-Option Note" shall mean a promissory note of the Company in substantially the form of Exhibit A hereto evidencing the obligation of the Company to repay Bid-Option Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Bid-Option Percentage" shall mean, with respect to any Lender, the percentage of the aggregate outstanding principal amount of the Bid-Option Loans of all the Lenders represented by the outstanding principal amount of the Bid-Option Loans of such Lender.

         "Bid-Option Quote" shall mean an offer by a Lender to make a Bid-Option Loan in accordance with Section 2.2(d).

         "Bid-Option Quote Request" shall mean a Bid-Option Quote Request in the form referred to in Section 2.2(b).

         "Borrowers" shall mean the Company and the Canadian Borrower.

         "Borrowing" shall mean the aggregation of Advances made to the Borrowers, or continuations and conversions of such Advances, made pursuant to
Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans, a "Eurodollar Rate Syndicated Borrowing" if such Loans are Eurodollar Rate Syndicated Loans, a "BA Rate Syndicated Borrowing" if such Loans are BA Rate Syndicated Loans, an "Absolute Rate Bid-Option Borrowing" if such Loans are Absolute Rate Bid-Option Loans, or a "Eurodollar Rate Bid-Option Borrowing" if such Loans are Eurodollar Rate Bid-Option Loans. Floating Rate Borrowings, BA Rate Syndicated Loans and Eurodollar Rate Syndicated Borrowings may be similarly collectively referred to as "Syndicated Borrowings", and Absolute Rate Bid-Option Borrowings and Eurodollar Rate Bid-Option Borrowings may be collectively referred to as "Bid-Option Borrowings".

         "Business Day" shall mean (a) a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions, (b) with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in U.S. Dollar deposits are carried out in the relevant interbank market and (c) with respect to any BA Rate Syndicated Loan, a day on which commercial banks are open for foreign exchange business in Canada and dealings in Canadian Dollars are carried on in the applicable offshore foreign exchange interbank market or other market in which disbursement of or payment in Canadian Dollars will be made or received hereunder.

         "Canadian Borrower" shall mean Universal Forest Products Nova Scotia ULC, an unlimited liability company organized under the laws of Nova Scotia, or such other Subsidiary of the Company which (i) is organized under the laws of Canada or any political subdivision thereof, (ii) becomes the Canadian Borrower pursuant to the terms of Section 8.1(d), and (iii) is approved by the Agent.

         "Canadian Dollars" or "C$" shall mean the lawful currency of Canada.

         "Canadian Lender" shall mean any Lender which has a Canadian Commitment, provided that such Lender shall make its Canadian Loans through its Applicable Lending Office designated on the signature pages hereto or otherwise designated by such Lender from time to time as it Applicable Lending Office in Canada.

         "Canadian Commitment" shall mean, as to any Canadian Lender at any time, its obligation to make Canadian Syndicated Loans to the Canadian Borrower under Section 2.1(b) in an aggregate U.S. Dollar amount not to exceed at any time the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Canadian Commitment" or as otherwise established pursuant to Section 8.6, as such amount may be modified from time to time pursuant to the provisions hereof.

         "Canadian Syndicated Loans" shall mean Syndicated Loans made to the Canadian Borrower under Section 2.1(b).

         "Capital Lease" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

         "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

         "Cash Equivalent" shall mean (i) cash in U.S. Dollars, (ii) cash in Canadian Dollars, (iii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of "B" or better, (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (iii), (iv), and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above, (vii) commercial paper having one of the two highest ratings obtained from Moody's or S&P and in each case maturing within six months after the date of acquisition and (viii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i) through (vii) above.

         "Change of Control" shall mean (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting Capital Stock of the Company, other than any such acquisition by Peter Secchia, Carroll M. Shoffner or any Person wholly owned and controlled, free and clear of any Liens, by Peter Secchia and/or Carroll M. Shoffner; (ii) any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company; (iii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Company; or
(iv) the occurrence of any "Change of Control" or similar term as defined in any agreement or instrument relating to the Senior Note Debt.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitments" shall mean the Canadian Commitments and the U.S. Commitments.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Liabilities" of any Person shall mean, as of any date, all obligations of such Person or of others for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

         "Continuing Directors" shall mean as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which will become an Event of Default with notice or lapse of time or both.

         "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

         "Documentation Agent" is defined in the first paragraph of this Agreement.

         "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

         "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

         "EBIT" shall mean, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense and (b) income taxes, and (c) any one-time non-cash charges related to Financial Accounting Standards 141 or 142, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to the Company or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person or any Subsidiary of such Person, would be treated as a single employer under Section 414 of the Code.

         "Eurodollar Base Rate" applicable to any Eurodollar Interest Period shall mean, the rate per annum obtained by dividing (a) the per annum rate of interest determined by the Agent at which deposits in U.S. Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to (i) in the case of Eurodollar Rate Syndicated Loans, the amount of the related Eurodollar Rate Syndicated Loan to be made by the Agent in its capacity as a Lender hereunder and (ii) in the case of Eurodollar Rate Bid-Option Loans, the aggregate amount of the Eurodollar Rate Bid-Option Borrowing set forth in the related Bid-Option Quote Request, are offered to the Agent by other prime banks in the applicable interbank market selected by the Agent in its reasonable discretion, at approximately 11:00 a.m. London time, on the second Business Day prior to the first day of such Eurodollar Interest Period by (b) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves, that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) or any other governmental authority (including any nation or government, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) having jurisdiction with respect thereto, for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurodollar liabilities" in Regulation D of such Board) maintained by a member bank of such System or otherwise with respect to determining reserves or similar amounts; all as conclusively determined by the Agent, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16 of 1%).

         "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Syndicated Loan, the period commencing on the day such Eurodollar Rate Syndicated Loan is made or converted to a Eurodollar Rate Syndicated Loan and ending on the date one, two, three or six months thereafter or such other period of time agreed to by the Lenders, as the Company may elect under Section 2.6 or 2.9, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.6 or 2.9, and with respect to any Eurodollar Rate Bid-Option Loan, the period commencing on the date of such Eurodollar Rate Bid-Option Loan and ending on a date between one month and twelve months thereafter, as the Company may elect in the Notice of Bid-Option Loan, provided, however, that (a) any Eurodollar Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(b) each Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

         "Eurodollar Rate Loan" shall mean any Eurodollar Rate Bid-Option Loan or Eurodollar Rate Syndicated Loan.

         "Eurodollar Rate Bid-Option Loan" shall mean a Bid-Option Loan which pursuant to the applicable Notice of Bid-Option Loan is made at the Bid-Option Eurodollar Rate.

         "Eurodollar Rate Syndicated Loan" shall mean any Syndicated Loan which bears interest at the Syndicated Eurodollar Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Existing Letters of Credit" shall mean the letters of credit outstanding on the Effective Date and listed on Schedule 1 hereto.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Contract" of a Person shall mean (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Hedging Agreement.

         "Fixed Rate Loan" shall mean any Eurodollar Rate Syndicated Loan, any BA Rate Syndicated Loan, or any Bid-Option Loan.

         "Floating Rate" shall mean for any day, a rate per annum equal to (i) with respect to Loans to the Company, the higher of the Prime Rate for such day and the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum and (ii) with respect to Loans to the Canadian Borrower, the Prime Rate for such day, in each case changing when and as the Prime Rate or the Federal Funds Effective Rate changes, as applicable.

         "Floating Rate Loan" shall mean any Syndicated Loan which bears interest at the Floating Rate.

         "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6.

         "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Agent and the Lenders pursuant to Section 5.1(f) in substantially the form of Exhibit B hereto or other form approved by the Agent, as amended or modified from time to time.

         "Guarantor" shall mean (a) with respect to the Company, each present and future Domestic Subsidiary of the Borrowers which is required to execute a Guaranty pursuant to this Agreement, and each Person otherwise entering into a Guaranty from time to time and (b) with respect to the Canadian Borrower, the Company, each present and future Domestic Subsidiary of the Borrowers which is required to execute a Guaranty pursuant to this Agreement, and each Person otherwise entering into a Guaranty from time to time.

         "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person as lessee under any Capital Lease, (c) the unpaid purchase price for goods, property or services acquired by such Person, except for accounts payable and other accrued liabilities arising in the ordinary course of business which are not materially past due, (d) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), other than obligations incurred in the ordinary course of business, (e) all obligations of such Person in respect of any Financial Contract (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination),
(f) to the extent not included in the foregoing, obligations and liabilities which would be classified as part of Total Debt, and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of November 13, 1998 among the Creditors (as defined therein) of the Company and Bank One, NA (as successor by merger with Bank One, Michigan, formerly known as NBD Bank), as Collateral Agent, as amended or modified from time to time, under which agreement the Lenders, the Agent and the Senior Note Holders agree to share equally and ratably in any proceeds realized from the enforcement of any guarantees from the Company and any Subsidiaries of the Company and any pledges of any Capital Stock of any Foreign Subsidiaries which guarantee or secure, as the case may be, the Lender Obligations, the Senior Note Debt and the other Subject Obligations, provided that such Intercreditor Agreement, and any amendments or modifications thereto, shall be in form and substance acceptable to the Required Lenders and the Agent.

         "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBIT to (b) Total Interest Expense, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

         "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, BA Rate Syndicated Loan, or Bid-Option Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan, BA Rate Syndicated Loan, or Bid-Option Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurodollar Interest Period, BA Interest Period, or Bid-Option Interest Period.

         "Invitation for Bid-Option Quotes" shall mean an invitation for Bid-Option Quotes in the form referred to in Section 2.2(c).

         "Lender Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Lender pursuant to the Loan Documents.

         "Letters of Credit" shall mean (i) each Existing Letter of Credit having a stated expiry date not later than the fifth Business Day before the Termination Date and (ii) each standby letter of credit having a stated expiry date not later than one year from the issuance thereof and in no event after the fifth Business Day before the Termination Date issued by the Agent hereunder on behalf of the Lenders for the account of the Company under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

         "Letter of Credit Advances" shall mean each Existing Letter of Credit and each issuance of a Letter of Credit under Section 2.6 made pursuant to
Section 2.1 in which each Lender acquires a pro rata risk participation pursuant to Section 2.6(f).

         "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(b).

         "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, or any other type of lien, charge, encumbrance or other similar claim or right.

         "Loan" shall mean any Syndicated Loan, Swingline Loan, or any Bid-Option Loan, as the context may require.

         "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Pledge Agreements, the Intercreditor Agreement, any Rate Hedging Agreements between the Company or any of its Subsidiaries and any Lender and any other agreement, instrument or document executed at any time in connection with this Agreement.

         "Material Adverse Effect" shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities, prospects or capitalization of the Company and its Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of a Borrower or any Guarantor to perform its obligations under the Loan Documents.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the loss of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent such loss is funded by the Company or any of its Subsidiaries during such period, (c) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (d) the proceeds of any insurance policy, other than proceeds of business interruption insurance to the extent included in net income under Generally Accepted Accounting Principles and not excluded by any other exclusion under this definition of Net Income, (e) gains or non-cash losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries and any other income of the Company and its Subsidiaries which is not from their continuing operations, and related tax effects in accordance with Generally Accepted Accounting Principles, (f) any other extraordinary or non-recurring gains or non-cash losses of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, and (g) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Net Mark-to-Market Exposure" of a Person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and the Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries, all on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Notes" shall mean the Revolving Credit Notes, the Swingline Loan Note and the Bid-Option Notes.

         "Notice of Bid-Option Loan" shall have the meaning set forth in Section 2.2(f).

         "Obligors" shall mean the Borrowers and the Guarantors.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by a Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

         "Person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such Person, any Subsidiary of such Person or any ERISA Affiliate, or by any other Person if such Person, any Subsidiary of such Person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pledge Agreements" shall mean each pledge agreement entered into by the Company or any of its Subsidiaries at any time for the benefit of the Agent and the Lenders pursuant to this Agreement, in form and substance satisfactory to the Agent, under which any of the Capital Stock of any Foreign Subsidiary is pledged to the Agent for the benefit of the Agent and the Lenders and subject to any Intercreditor Agreement, as amended or modified from time to time.

         "Prime Rate" shall mean (a) with respect to Loans to the Company, a rate per annum equal to the prime rate of interest announced or established from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), and (b) with respect to Loans to the Canadian Borrower, a rate per annum equal to the prime rate announced or established from time to time by Bank One Canada (which is not necessarily the lowest rate charged to any customer) plus 1.25%, in each case changing when and as said prime rate changes.

         "Prior Credit Agreement" shall mean that certain Credit Agreement, dated as of November 13, 1998, among the Company, the lenders party thereto, and Bank One, NA, successor by merger to Bank One, Michigan, formerly known as NBD Bank, as agent, as amended or modified from time to time.

         "Pro Rata Share" shall mean, for each Lender, the ratio of such Lender's Commitments to the aggregate Commitments of all Lenders, provided that
(a) with respect to U.S. Syndicated Loans, Letter of Credit Advances and Swingline Loans and facility fees with respect to the U.S. Commitments and
Section 2.1(e), Pro Rata Share shall mean, for each Lender, the ratio such Lender's U.S. Commitment bears to the aggregate U.S. Commitments of all Lenders, and (b) with respect to Canadian Syndicated Loans, Pro Rata

Share shall mean, for each Lender, the ratio such Lender's Canadian Commitment bears to the aggregate Canadian Commitments of all Canadian Lenders.

         "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Property" of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Rate Hedging Agreement" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Canadian Lenders" shall mean Canadian Lenders holding at least 51% of the aggregate Canadian Commitments then outstanding (or at least 51% of the Canadian Syndicated Loans if the Canadian Commitments have been terminated).

         "Required Lenders" shall mean Lenders holding at least 51% of the aggregate U.S. Commitments then outstanding (or at least 51% of the Advances if the Commitments have been terminated).

         "Revolving Credit Note" shall mean any promissory note of the Company evidencing the Syndicated Loans, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Same Day Funds" shall mean (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in any Canadian Dollars, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

         "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Senior Note Debt" shall mean the Subject Obligations under the 7.5% Senior Notes due May 5, 2004 issued by the Company pursuant to the Note Agreement among the Company and the holders of such notes dated as of May 1, 1994, the 6.69% Series 1998-A Senior Notes, Tranche A, due December 21, 2005 issued by the Company pursuant to the Note Agreement among the Company and the holders of such notes dated as of December 1, 1998, the 6.98% Series 1998-A Senior Notes, Tranche B, due December 21, 2008 issued by the Company pursuant to the Note Agreement among the Company and the holders of such notes dated as of December 1, 1998, the 6.98% Series 1998-A Senior Notes, Tranche

C, due December 21, 2008 issued by the Company pursuant to the Note Agreement among the Company and the holders of such notes dated as of December 1, 1998 and each "Successor Note Agreement", as that term is defined in the Intercreditor Agreement, provided such Subject Obligations are permitted under this Agreement.

         "Senior Note Holders" shall mean the holders of the Senior Note Debt.

         "Significant Subsidiary" shall mean any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.

         "Subject Obligations" is defined in the Intercreditor Agreement.

         "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the Capital Stock of each class having ordinary voting power or analogous rights (other than Capital Stock which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Swingline Facility" shall have the meaning specified in Section
2.1(c).

         "Swingline Loan" shall mean any loan evidenced by a Swingline Note and made by the Agent to the Company pursuant to Section 2.1(c).

         "Swingline Note" shall mean any promissory note of the Company evidencing the Swingline Loans in substantially the form of Exhibit D hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Syndicated Advance" shall mean any Syndicated Loan or any Letter of Credit Advance.

         "Syndicated Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Syndicated Loan for any Eurodollar Rate Interest Period or portion thereof, the per annum rate that is equal to the sum of (a) the Applicable Margin, plus
(b) the Eurodollar Base Rate; which Syndicated Eurodollar Rate shall change simultaneously with any change in such Applicable Margin.

         "Syndicated Loan" shall mean any borrowing under Section 2.6 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1.

         "Syndication Agent" is defined in the first paragraph of this Agreement.

         "Termination Date" shall mean the earlier to occur of (a) the date three years after the date hereof and (b) the date on which the Commitments shall be terminated pursuant to Section 2.4 or 6.2.

         "Total Adjusted Capitalization" shall mean, as of any date, the sum of Net Worth and Total Seasonally Adjusted Debt as of such date.

         "Total Debt" as of any date, shall mean, without duplication, all of the following for the Company and its Subsidiaries on a consolidated basis: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, acceptances, Capital Lease obligations or otherwise, (b) all liabilities secured by any Lien existing on property owned or acquired by the Company or any Subsidiary subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursement obligations under outstanding letters of credit (to the extent an underlying obligation is not accrued or included in Indebtedness), bankers' acceptances or similar instruments in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid and are not included in clause (a) above; (d) Net Mark-to-Market Exposure; and (e) all guarantees (other than guarantees issued by the Borrowers in favor of Subsidiaries to support routine trade accounts payable and operating lease obligations and excluding guaranties by Subsidiaries of the Company of the Senior Note Debt) and other Contingent Liabilities relating to indebtedness, obligations or liabilities of the type described in the foregoing clauses (a), (b), (c) and (d).

         "Total Interest Expense" shall mean, for any period, total interest and related expense (including, without limitation, that portion of any Capital Lease obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles.

         "Total Seasonally Adjusted Debt" shall mean, as of the end of any fiscal quarter of the Company, the following appropriate amount for such fiscal quarter end: (a) for any fiscal quarter ending in March or June, 85% of Total Debt as of the end of such fiscal quarter, and (b) for any fiscal quarter ending in September or December, 115% of Total Debt as of the end of such fiscal quarter.

         "Transferee" shall have the meaning specified in Section 8.6(i).

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "U.S. Commitment" shall mean, as to any U.S. Lender at any time, its obligation to make Syndicated Loans to the Company under Section 2.1(a), and risk participate in Swingline Loans and Letters of Credit, in an aggregate U.S. Dollar Amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name on the signature pages hereof under the heading "U.S. Commitment" or as otherwise established pursuant to Section 8.6, as such amount may be modified from time to time pursuant to the applicable provisions hereof.

         "U.S. Dollar Equivalent" shall mean, with respect to any currency, at any date, the equivalent thereof in Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "U.S. Dollars" and "$" shall mean the lawful money of the United States of America.

         "U.S. Lender" shall mean any Lender which has a U.S. Commitment.

         "U.S. Syndicated Loans" shall mean Syndicated Loans made to the Company under Section 2.1(a).

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Lenders", "Company", and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         1.3 Accounting Terms and Determinations.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with Generally Accepted Accounting Principles (subject, in the case of financial statements which are not fiscal year end statements, to the absence of footnotes and year-end audit adjustments); provided that, if the Company notifies the Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles (or if the Agent notifies the Company that the Required Lenders wish to amend
Article V for such purpose), then such Borrower's compliance with such covenants shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to such Borrower and the Required Lenders. Except as otherwise expressly provided herein, all references to a time of day shall be references to Detroit, Michigan time. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Sections 5.2(a), (b) and (c), including defined terms used therein, any Acquisitions made by the Company or any of its Subsidiaries including through mergers or consolidations and including any related financing transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants were calculated on a pro forma basis acceptable to the Agent.

         (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.1(d) hereof (i) a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.2 hereof, the Company will not change the last day of its fiscal year from the last Saturday of December of each year, or the last days of the first three fiscal quarters in each of its fiscal years from the last Saturday in March, June and September of each year, respectively.

                                   ARTICLE II.
            THE COMMITMENTS, THE SWINGLINE FACILITY AND THE ADVANCES

         2.1 Commitments of the Lenders and the Swingline Facility.

              (a) U.S. Syndicated Advances. Each U.S. Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make U.S. Syndicated Loans to the Company pursuant to Section 2.6 and Section 3.3 and to participate in Letter of Credit Advances to the Company pursuant to Section 2.6 and Swingline Loans from time to time from and including the Effective Date to but excluding the Termination Date not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(d).

              (b) Canadian Syndicated Loans. Each Canadian Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Canadian Syndicated Loans to the Canadian Borrower pursuant to Section 2.6 from time to time from and including the Effective Date to but excluding the Termination Date not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(d).

              (c) Swingline Loans. (i) The Company may request the Agent to make, and the Agent may, in its sole discretion, make Swingline Loans to the Company from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (A) $20,000,000 (the "Swingline Facility") and (B) the aggregate amount of U.S. Syndicated Advances that could be but are not borrowed as of such date; provided, that the Agent shall not make a Swingline Loan after it has received written notice from a Lender or the Company referring to this Agreement and describing a Default or Event of Default and stating that such notice is a "notice of default" and such Default or Event of Default shall be continuing. Each U.S. Lender's U.S. Commitment shall be deemed utilized by an amount equal to such Lender's Pro Rata Share of each Swingline Loan for purposes of determining the amount of U.S. Syndicated Advances required to be made by such Lender. Swingline Loans shall bear interest at a rate agreed to by the Agent and the Company, provided that Swingline Loans shall bear interest at the rate applicable to Floating Rate Loans at any time the Swingline Loans are refunded by Floating Rate Loans or the U.S. Lenders are required to purchase participations therein under Section 2.1(c)(iii). Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Company may borrow and reborrow under this Section 2.1(c)(i).

                   (ii) The Agent may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Floating Rate Borrowing from the U.S. Lenders, and upon written notice thereof by the Agent to such Lenders and the Company, the Company shall be deemed to have requested a Floating Rate Borrowing in an amount equal to the amount of such Swingline Loan, and such Floating Rate Borrowing shall be made to refund such Swing Line Loan. Each such Lender shall be absolutely and unconditionally obligated to fund its Pro Rata Share of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(c)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the Agent, or the Borrowers or any of their Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to
Section 2.1(c)(iii); (C)
any Material Adverse Effect; (D) any breach of any Loan Document by any other Lender, the Borrowers, or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Borrowers' failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                   (iii) If Floating Rate Loans may not be made by the U.S. Lenders as described in Section 2.1(c)(ii) due to any Event of Default pursuant to Section 6.1(i) or if the U.S. Lenders are otherwise legally prohibited from making Floating Rate Loans, then effective on the date each such Floating Rate Loan would otherwise have been made, each U.S. Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default or any other circumstances, in lieu of deemed disbursement of Loans, to the extent of such Lender's Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each such Lender will immediately transfer to the Agent, in Same Day Funds, the amount of its participation. After such payment to the Agent, each Lender shall share based on its Pro Rata Share in any interest which accrues thereon and in all repayments thereof. If and to the extent that any such Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (A) in the case of the Company, the interest rate specified above and (B) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

              (d) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the U.S. Dollar Equivalent of the aggregate principal amount of the U.S. Syndicated Loans, the Swingline Loans and the Letters of Credit at any time outstanding to the Company shall not exceed the aggregate U.S. Commitments of all Lenders as of the date any such Advance is made, provided, however, that the U.S. Dollar Equivalent of the aggregate Letters of Credit outstanding at any time shall not exceed $30,000,000 and the U.S. Dollar Equivalent of the aggregate of Swingline Loans at any time outstanding shall not exceed $20,000,000, (ii) the U.S. Dollar Equivalent of the Pro Rata Share of the aggregate U.S. Syndicated Loans, the Swingline Loans and the Letters of Credit of any U.S. Lender shall not exceed the U.S. Commitment of such U.S. Lender, (iii) the U.S. Dollar Equivalent of the aggregate Canadian Syndicated Loans of any Canadian Lender shall not exceed the Canadian Commitment of such Canadian Lender, (iv) the U.S. Dollar Equivalent of the aggregate Canadian Syndicated Loans of all Canadian Lenders will not exceed the amount of the aggregate Canadian Commitments that the Canadian Borrower has designated to the Agent as activated (the "Activated Aggregate Canadian Commitments"), and the Canadian Borrower can activate or de-activate the Canadian Commitments at any time provided that any such activation or de-activation shall be in increments of $5,000,000 and shall not exceed $15,000,000 in aggregate amount, shall be effective ten Business Days after notification by the Canadian Borrower to the Agent and shall not reduce the Activated Aggregate Canadian Commitments below the U.S. Dollar Equivalent of the aggregate Canadian Syndicated Loans of all Canadian Lenders, and (v) the aggregate principal amount of the U.S. Syndicated Loans, the Swingline Loans and the Letters of Credit will not exceed the difference of the aggregate U.S. Commitments minus the amount of the Activated Aggregate Canadian Commitments.

              (e) Multicurrency Participation. Each U.S. Lender shall be deemed to have unconditionally and irrevocably purchased from each Lender in its capacity as a Canadian Lender, without recourse or warranty, an undivided interest in and participation in each Canadian Syndicated Loan ratably in accordance with such Lender's Pro Rata Share and each Lender in its capacity as a Canadian Lender shall be deemed to have unconditionally and irrevocably purchased from each U.S.

Lender, without recourse or warranty, an undivided interest in and participation in each U.S. Syndicated Loan ratably in accordance with such Lender's Pro Rata Share, provided that payments for all such participations shall not be made until required by the terms of the following sentence of this Section 2.1(e). Upon the occurrence of an Event of Default under Sections 6.1(a) or (i), (i) all Canadian Syndicated Loans shall be converted to and re-denominated in U.S. Dollars equal to the U.S. Dollar Equivalent of each such Canadian Syndicated Loan determined as of the date of such conversion, (ii) each of the U.S. Lenders shall pay to the applicable Canadian Lenders not later than two (2) Business Days following a request for payment from such Lender, in U.S. Dollars, an amount equal to the undivided interest in and participation in the Canadian Syndicated Loan purchased by such U.S. Lender pursuant to this Section 2.1(e), and (iii) each of the Canadian Lenders shall pay to the applicable U.S. Lenders not later than two (2) Business Days following a request for payment from such Lender, in U.S. Dollars, an amount equal to the undivided interest in and participation in the U.S. Syndicated Loan purchased by such Canadian Lenders pursuant to this Section 2.1(e), it being the intent of the Lenders that following such equalization payments, each Lender shall hold its Pro Rata Share of the aggregate Syndicated Loans, Letters of Credit and Swingline Loans.

         2.2 Bid-Option Loans.

              (a) The Bid-Option. From the Effective Date to but excluding the Termination Date, the Company may, as set forth in this Section 2.2, request the Lenders to make offers to make Bid-Option Loans to the Company. Notwithstanding anything herein to the contrary, no more than five requests for Bid-Option Loans in the aggregate may be requested by the Company in any month. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers, in the manner set forth in this
Section 2.2; furthermore, each Lender may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Company may choose among the Bid-Option Loans if such limitation is imposed; provided, that the aggregate outstanding principal amount of Bid-Option Loans shall not at any time exceed the lesser of (i) excess of (A) the aggregate amount of the U.S. Commitments over (B) the sum of the aggregate outstanding principal amount of Syndicated Advances and Swingline Loans or (ii) $75,000,000;

              (b) Bid-Option Quote Request. When the Company wishes to request offers to make Bid-Option Loans under this Section 2.2, it shall transmit to the Agent by telex or telecopy a Bid-Option Quote Request substantially in the form of Exhibit E hereto so as to be received no later than 11:00 a.m. Detroit time
(i) on the Business Day next preceding the date of the Loan proposed therein, in the case of a Bid-Option Auction for Absolute Rate Bid-Option Loans, or (ii) the fourth Business Day next preceding the date of the Loan proposed therein, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans specifying:

                   (A) the proposed date of the Bid-Option Loan, which shall be a Business Day;

                   (B) the aggregate amount of such Bid-Option Loan, which shall be a minimum of $3,000,000 or a larger multiple of $1,000,000;

                   (C) whether the Borrowing is to be an Absolute Rate Bid-Option Borrowing or a Eurodollar Rate Bid-Option Borrowing; and

                   (D) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

The Company may request offers to make Bid-Option Loans for more than one Bid-Option Interest Period in a single Bid-Option Quote Request.

              (c) Invitation for Bid-Option Quotes. Promptly upon receipt of a Bid-Option Quote Request, the Agent shall send to the Lenders by telecopy (or telephone promptly confirmed by telecopy) an Invitation for Bid-Option Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Company to each such Lender to submit Bid-Option Quotes offering to make the Bid-Option Loans to which such Bid-Option Quote Request relates in accordance with this Section 2.2.

              (d) Submission and Contents of Bid-Option Quotes. (i) Each Lender may submit a Bid-Option Quote containing an offer or offers to make Bid-Option Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telecopy (or by telephone promptly confirmed by telecopy) at its office referred to in Section 8.2 not later than (A) 9:00 a.m. Detroit time on the proposed date of the Borrowing, in the case of a Bid-Option Auction for Absolute Rate Bid-Option Loans, or (B) 9:00 a.m. Detroit time on the third Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans; provided that Bid-Option Quotes submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 8:45 a.m. Detroit time on the proposed date of such Borrowing, in the case of a Bid-Option Auction for Absolute Rate Bid-Option Loans or (B) 8:45 a.m. Detroit time on the third Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans. Subject to Section 3.8 and Article VI, any Bid-Option Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                   (ii) Each Bid-Option Quote shall be in substantially the form of Exhibit G hereto, but may be submitted to the Agent by telephone with prompt confirmation by delivery to the Agent of such written Bid-Option Quote, and shall in any case specify:

                        (A) the proposed date of the Borrowing;

                        (B) the principal amount of the Bid-Option Loan for which each such offer is being made, which principal amount (x) must be in a minimum of $3,000,000 or a larger multiple of $1,000,000, and (y) may not exceed the principal amount of the Bid-Option Loans for which offers were requested;

                        (C) whether the Bid-Option Loans for which the offers are made are Absolute Rate Bid-Option Loans or Eurodollar Rate Bid-Option Loans, which must match the type of Borrowing stated in the related Invitation for Bid-Option Quotes;

                        (D) the Interest Period(s) for which each such Bid-Option Absolute Rate or Bid-Option Eurodollar Rate Margin, as the case may be, is offered;

                        (E) in the case of a Bid-Option Auction for Absolute Rate Bid-Option Loans, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) (the "Bid-Option Absolute Rate") offered for each such Bid-Option Loan;

                        (F) in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, the applicable margin, which may be positive or negative (the "Bid-Option Eurodollar Rate Margin") expressed as a percentage (rounded to the nearest 1/1000 of 1%), offered for each such Bid-Option Loan; and

                        (G) the identity of the quoting Lender.

                  (iii) Any Bid-Option Quote shall be disregarded if it:

                        (A) is not substantially in the form of Exhibit G hereto (or submitted by telephone to the Agent with prompt written confirmation to follow) or does not specify all of the information required by clause (ii) of this subsection (d);

                        (B) contains qualifying, conditional or similar language;

                        (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid-Option Quotes; or

                        (D) arrives after the time set forth in Section
2.2(d)(i);

provided that a Bid-Option Quote shall not be disregarded pursuant to clause (B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to it pursuant to Section 2.2(g) would be unacceptable. The Agent shall notify the Company of any disregarded Bid-Option Quote.

              (e) Notice to Company. The Agent shall promptly notify the Company of the terms of any Bid-Option Quote submitted by a Lender that is in accordance with Section 2.2(d). Any Bid-Option Quote not made in accordance with Section 2.2(d) shall be disregarded by the Agent. The Agent's notice to the Company shall specify (i) the aggregate principal amount of Bid-Option Loans for which offers have been received for each Bid-Option Interest Period specified in the related Bid-Option Quote Request, and (ii) the respective principal amounts and respective Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, so offered.

              (f) Acceptance and Notice by Company. Not later than 11:00 a.m. Detroit time on (i) the proposed date of a Borrowing, in the case of a Bid-Option Auction for Absolute Rate Bid-Option Loans or (ii) the third Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Borrowing for Eurodollar Rate Bid-Option Loans, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section and the Agent shall, promptly upon receiving such notice from the Company, notify each Lender whose Bid-Option Quote has been accepted. In the case of acceptance, such notice (a "Notice of Bid-Option Loan") shall specify the aggregate principal amount of offers for the applicable Interest Period(s) that have been accepted. The Company may accept any Bid-Option Quote in whole or in part; provided that:

                   (i) the aggregate principal amount of each Bid-Option Loan may not exceed the applicable amount set forth in the related Bid-Option Quote Request for the applicable Bid-Option Interest Period;

                   (ii) the principal amount of each Bid-Option Loan must be $3,000,000 or a larger multiple of $1,000,000;

                   (iii) acceptance of offers may only be made on the basis of ascending Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be; and

                   (iv) the Company may not accept any offer that is described in Section 2.2(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

              (g) Allocation by Agent. If offers are made by two or more Lenders with the same Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid-Option Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $100,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid-Option Loans shall be conclusive in the absence of manifest error.

         2.3 Effect on Commitments. Notwithstanding anything in this Agreement to the contrary, the sum of the aggregate principal amount of all Syndicated Loans, all Letter of Credit Advances (being the maximum amount available to be drawn under the related Letters of Credit plus the amount of any draws under Letters of Credit that have not been reimbursed), all Swingline Loans and all Bid-Option Loans shall not at any time exceed the aggregate amount of the U.S. Commitments of all Lenders. Each Lender's obligation to make its Pro Rata Share of any subsequently requested Syndicated Loan or Letter of Credit Advance shall not be affected by the making by such Lender of a Bid-Option Loan, and the Lender which has outstanding Bid-Option Loans may be obligated to exceed its Commitment, provided that, as stated above, the aggregate principal amount of all Syndicated Loans, all Letters of Credit Advances, all Swingline Loans and all Bid-Option Loans shall not at any time exceed the aggregate amount of the U.S. Commitments of all Lenders.

         2.4 Termination, Reduction and Increase of Commitments. (a) The Company shall have the right to terminate or reduce the U.S. Commitments at any time and from time to time at its option and the Canadian Borrower shall have the right to terminate or reduce the Canadian Commitments at any time and from time to time at its option, provided that (i) the relevant Borrower shall give three days' prior written notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the U.S. Commitments shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 thereafter and shall reduce the U.S. Commitments of all of the U.S. Lenders proportionately in accordance with their respective U.S. Commitment, (iii) each partial reduction of the Canadian Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 thereafter and shall reduce the Canadian Commitments of all of the Canadian Lenders proportionately in accordance with their respective Canadian Commitment,
(iv) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to
Section 2.6 is then pending, (v) the U.S. Commitments may not be terminated if any U.S. Syndicated Advances are then outstanding and may not be reduced below the principal amount of U.S.

Syndicated Advances then outstanding and (vi) the Canadian Commitments may not be terminated if any Canadian Syndicated Loans are then outstanding and may not be reduced below the principal amount of Canadian Syndicated Loans then outstanding.

         The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.4(a), whether optional or mandatory, may not be reinstated. The Company shall immediately prepay the U.S. Syndicated Advances to the extent they exceed the reduced aggregate U.S. Commitments pursuant hereto and the Canadian Borrower shall immediately prepay the Canadian Syndicated Loans to the extent they exceed the reduced aggregate Canadian Commitments pursuant hereto, and any reduction hereunder shall reduce the applicable Commitment amount of each Lender proportionately in accordance with the respective applicable Commitment amounts for each such Lender set forth on the signature pages hereof next to the name of each such Lender.

                   (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Syndicated Loan deemed advanced in respect of the related reimbursement obligation of the Company.

                   (c) With the prior consent of the Agent, the Company may request to increase the Commitment in increments of $25,000,000, provided that the Aggregate Commitment shall not exceed $250,000,000. Any such request to increase the Commitments shall be deemed to be a certification by the Borrowers that at the time of such request, there exists no Default or Event of Default and the representations and warranties contained in Article IV are true and correct as of such date or, if applicable only to a prior date, as of such prior date. Any request from the Company to increase the Commitments shall be implemented by one or more existing Lenders agreeing to increase their Commitments (provided that no Lender shall have any obligation to increase its Commitment) or by one or more new lenders agreeing to become a Lender hereunder or by any combination of the foregoing, as determined by the Agent and the Arranger in consultation with the Company. Prior to any such increase in the Commitments becoming effective, the Agent shall have received:

         (a) copies, certified by the secretary of the Company of their Board of Directors' resolutions and of resolutions or actions of any other body authorizing the increase in the Commitments and the confirmation and ratification of the Loan Documents;

         (b) a certificate, signed by the chief financial officer of the Company, showing that after giving effect to the increase in the Commitments, no Default or Event of Default shall occur and the Borrowers shall be in compliance with all covenants in this Agreement;

         (c) copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of the Borrowers in connection with the increase in the Commitments, certified as true and correct in full force and effect as of the date of the increase by a duly authorized officer of each Borrower, or if none are required, a certificate of such officer to that effect;

         (d) a confirmation and ratification of all Loan Documents signed by the Borrowers and the Guarantors and in form and substance satisfactory to the Agent;

         (e) evidence satisfactory to the Agent that no Material Adverse Effect shall have occurred with respect to the Company and its Subsidiaries since the most recent financial statements provided to the Lenders hereunder; and

         (f) such other documents and conditions as the Agent or its counsel may have reasonably requested.

         2.5 Fees. (a) The Company agrees to pay to the U.S. Lenders a facility fee on the amount of the U.S. Commitments, whether used or unused, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin per annum. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date.

                   (b) The Company agrees (i) to pay to the U.S. Lenders a fee at a rate equal to the Applicable Margin per annum, on the maximum amount available to be drawn from time to time under each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (or from and including the Effective Date in the case of Existing Letters of Credit) to and including the termination of such Letter of Credit, which fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, based upon the Applicable Margin at the time each such quarterly installment is paid, and (ii) to pay an additional fee to the Agent for its own account computed at the rate of 0.125% per annum of such maximum amount for such period, which fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date. The Company further agrees to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                   (c) The Borrowers agree to pay to the Agent and the Arranger such fees for their services as Agent and Arranger under this Agreement in such amounts as may from time to time be agreed upon by the Borrowers, the Agent, and the Arranger.

         2.6 Disbursement of Syndicated Advances. (a) A Borrower shall give the Agent notice of its request for each Syndicated Advance in substantially the form of Exhibit H hereto not later than 10:00 a.m. Detroit time (i) three Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as a Eurodollar Rate Syndicated Loan, (ii) three Business Days prior to the day such Advance is requested to be made if such Borrowing is to be made as a BA Rate Syndicated Loan, (iii) two Business Days prior to the date any Letter of Credit Advance is requested to be made and (iv) on the date such Syndicated Loan is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Syndicated Loan, Floating Rate Loan, BA Rate Syndicated Loan, or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Syndicated Loan or BA Rate Syndicated Loan, the Interest Period to be initially applicable to such Loan. The Company shall give the Agent notice of its request for each Swingline Loan in such form requested by the Agent not later than 11:00 a.m. Detroit time on the same Business Day such Swingline Loan is requested to be made. The Agent, on the same day any such notice is given, shall provide notice of each such requested U.S. Syndicated Loan to each U.S. Lender and of each such Canadian Syndicated Loan to each Canadian Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Syndicated Loan and Swingline Loan shall be made available to each Borrower by depositing the proceeds thereof, in Same Day Funds, in an account maintained and designated by such Borrower at the applicable Agent Payment Office. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of the Company; provided, that the Agent shall not issue, and shall not be required to issue, any Letter of Credit Advance after it has received written notice from a Lender or the Company referring to this Agreement and describing a Default or Event of Default and stating that such notice is a "notice of default" and such Default or Event of Default shall be continuing. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it based upon any legal, policy or ethical concerns in its reasonable discretion. Each U.S. Syndicated Loan shall be made in U.S. Dollars from the U.S. Lenders in accordance with their Pro Rata Share and shall be Eurodollar Rate Syndicated Loans or Floating Rate Loans. Each Canadian Syndicated Loan shall be made in Canadian Dollars from the Canadian Lenders in accordance with their Pro Rata Share and shall be BA Rate Syndicated Loans or Floating Rate Loans.

                   (b) Subject to Section 2.6(g), each U.S. Lender, on the date any U.S. Syndicated Loan is requested to be made, shall make its Pro Rata Share of such U.S. Syndicated Loan available in Same Day Funds for disbursement to the Company pursuant to the terms and conditions of this Agreement at the applicable Agent Payment Office. Unless the Agent shall have received notice from any Lender prior to the date such U.S. Syndicated Loan is requested to be made under this Section 2.6 that such Lender will not make available to the Agent such U.S. Lender's Pro Rata Share of such Loan, the Agent may assume that such Lender has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.6. If and to the extent such U.S. Lender shall not have so made such Pro Rata Share available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such U.S. Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate then in effect for the first three Business Days and at the Floating Rate thereafter. If such U.S. Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a U.S. Syndicated Loan by such Lender as part of the related Borrowing for purposes of this Agreement. The failure of any Lender to make its Pro Rata Share of any such Borrowing available to the Agent shall not relieve any other Lender of its obligation to make available its Pro Rata Share of such Loan on the date such Loan is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such Pro Rata Share available to the Agent on the date of any such Loan.

                   (c) Each Canadian Lender, on the date any Canadian Syndicated Loan is requested to be made, shall make such Canadian Syndicated Loan available in Same Day Funds for disbursement to the Canadian Borrower pursuant to the terms and conditions of this Agreement at the applicable Agent Payment Office. Unless the Agent shall have received notice from a Canadian Lender prior to the date such Canadian Syndicated Loan is requested to be made under this Section
2.6 that such Canadian Lender will not make available to the Agent such Canadian Syndicated Loan, the Agent may assume that such Canadian Lender has made such Canadian Syndicated Loan to the Agent on the date such Loan is requested to be made in accordance with this Section 2.6. If and to the extent a Canadian Lender shall not have so made such Canadian Syndicated Loan available to the Agent, the Agent may (but shall not be obligated to) make such Loan available to the Canadian Borrower, and such Canadian Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Canadian Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the cost of funds rate determined by the Agent for the first three Business Days and thereafter at the Floating Rate. If a Canadian Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Canadian Syndicated Loan by such Canadian Lender as part of the related Borrowing for purposes of this Agreement.

                   (d) All Syndicated Loans shall be evidenced by the Revolving Credit Notes and all Swingline Loans shall be evidenced by the Swingline Note, and all such Loans shall be due and payable and bear interest as provided in
Article III. Each Lender is hereby authorized by the Borrowers to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information shall not relieve a Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow U.S. Syndicated Loans and Swingline Loans under this Section 2.6 and under Section 3.3, prepay Syndicated Loans and Swingline Loans pursuant to Section 3.1 and reborrow Syndicated Loans and Swingline Loans under this Section 2.6 and under
Section 3.3. Subject to the terms and conditions of this Agreement, the Canadian Borrower may borrow Canadian Syndicated Loans under this Section 2.6, prepay Canadian Syndicated Loans pursuant to Section 3.1 and reborrow Canadian Syndicated Loans under this Section 2.6.

                   (e) All Bid-Option Loans shall be in U.S. Dollars and shall be disbursed directly by the Lender making such Bid-Option Loan to the Company by 1:30 p.m. Detroit time on the date such Bid-Option Loan is requested to be made via wire transfer in Same Day Funds to Bank One, NA, 611 Woodward Avenue, Detroit, Michigan 48226, ABA Number 072000326, Reference: Universal Forest Products, Inc. confirm to Agency Administration, or as otherwise directed by the Company.

                   (f) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders, and the Commitment of each Lender with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent (or on the Effective Date in the case of the Existing Letters of Credit), each Lender shall automatically acquire a risk participation interest in such Letter of Credit Advance based on its Pro Rata Share. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on such date, shall make its Pro Rata Share of the amount paid by the Agent available in Same Day Funds at the applicable Agent Payment Office for the account of the Agent. If and to the extent such Lender shall not have made such Pro Rata Share available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate. If such Lender shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Syndicated Loan by such Lender as part of the Advance disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its Pro Rata Share of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its Pro Rata Portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such Pro Rata Portion available to the Agent.

                   (g) If on any proposed date of an Advance the Canadian Borrower has requested Canadian Syndicated Loans (the "Requested Canadian Syndicated Loans"), (i) the Dollar Equivalent of the aggregate principal amount of the Requested Canadian Syndicated Loans exceeds the Aggregate Available Canadian Commitments on such date (before giving effect to the making and payment of any Loans required to be made pursuant to this clause (g) on such date) and (ii) the Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available U.S. Commitments of all Canadian Lenders (before giving effect to the making and payment of any Loans pursuant to this clause (g) on such date), each U.S. Lender shall make a U.S. Syndicated Loan to the Company on such date, and the proceeds of such Loans shall be simultaneously applied to repay outstanding U.S. Syndicated Loans of the Canadian Lenders, in amounts such that, after giving effect to (1) such borrowings and repayments and
(2) the borrowing from the Canadian Lenders of the Requested Canadian Syndicated Loans, the Aggregate Syndicated Outstandings of each Lender will equal (as nearly as possible) its Pro Rata Share. To effect such borrowings and repayments, (x) not later than 10:00 a.m., Detroit time, on such date, the proceeds of such U.S. Syndicated Loans shall be made available by each U.S. Lender to the Agent at its applicable Agent Payment Office in Same Day Funds and the Agent shall apply the proceeds of such U.S. Syndicated Loans toward repayment of outstanding U.S. Syndicated Loans of the Canadian Lenders and (y) concurrently with the repayment of such outstanding U.S. Syndicated Loans of such Canadian Lender on such date, (1) such Canadian Lenders shall, in accordance with the applicable provisions hereof, make the Canadian Syndicated Loans in an aggregate amount equal to the amount so requested (but not in any event greater than the amount allowed under Section 2.1(d)) after giving effect to the making and repayment of any Loans on such date and (2) the relevant Borrower shall pay to the Agent for the account of the Lenders whose Loans to such Borrower are paid on such date pursuant to this clause (g) all interest accrued on the amounts repaid to the date of such repayment, together with any amounts otherwise payable in connection with such repayment. If any borrowing of U.S. Syndicated Loans is required pursuant to this clause (g), the Company shall notify the Agent in the manner provided for U.S. Syndicated Loans in Section 2.6(a).

         2.7 Conditions for First Disbursement. The obligation of each Lender to make its first Advance hereunder is subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the Agent:

                   (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Obligor's respective state or province of organization listing all charter documents of each Obligor, on file in that office and certifying as to the good standing and corporate existence of such Obligor, together with copies of such charter documents of such Obligor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of such Obligor, respectively;

                   (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each Obligor together with all authorizing resolutions and evidence of other corporate and other action taken by such Obligor to authorize the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation by each Obligor of the transactions contemplated hereby or thereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Obligor, respectively;

                   (c) Incumbency Certificate. Certificates of incumbency of each Obligor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each Obligor in connection with the Loan Documents to which it is a party and the consummation by each Obligor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Obligor;

                   (d) Legal Opinion. The favorable written opinions of U.S. and Canadian counsel for the Obligors in the form of Exhibit I attached hereto;

                   (e) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Obligors in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Obligors, or, if none are required, a certificate of such officer(s) to that effect;

                   (f) Covenant Compliance Certificate. A covenant compliance certificate in the form of Exhibit J attached hereto from the chief financial officer or treasurer of the Company;

                   (g) Solvency Certificate. A solvency certificate in the form of Exhibit K attached hereto from the chief financial officer or treasurer of the Company;

                   (h) Intercreditor Agreement Acknowledgment. An acknowledgment to the Intercreditor Agreement in the form attached as Exhibit A-1 to the Intercreditor Agreement executed by the Agent for the Lenders, and each Lender hereby authorizes the Agent to sign such acknowledgment on its behalf;

                   (i) Obligations under Prior Credit Agreement. Simultaneously with disbursement of the first Advance hereunder, payment in full of all principal of all promissory notes issued pursuant to the Prior Credit Agreement and all accrued interest thereon through the Effective Date, together with payment in full of all other indebtedness under the Prior Credit Agreement, including without limitation the payment of all commitment and facility fees accrued through the Effective Date under the Prior Credit Agreement, and on the Effective Date all commitments to lend under the Prior Credit Agreement shall terminate, and all parties hereto acknowledge and agree that this Agreement replaces and refinances the Prior Credit Agreement and is a "Successor Bank Credit Agreement" under the Intercreditor Agreement;

                   (j) Other Loan Documents. Executed copies of each of the Notes, the Guaranties and Pledge Agreements, executed by each party thereto, together with all original stock certificates, stock powers, legal opinions and other documents required by the Agent in connection therewith;

                   (k) Due Diligence. Satisfactory results of all due diligence required by the Lenders with respect to actual and potential litigation claims against the Company and its Subsidiaries, including without limitation a review of liability and insurance coverage; and

                   (l) Miscellaneous. Such other certificates and documents as may be reasonably requested by the Agent.

         2.8 Further Conditions for Disbursement. The obligation of each Lender to make any Advance (including its first Advance), or any continuation or conversion under Section 2.9, is further subject to the satisfaction of the following conditions precedent:

                   (a) The representations and warranties contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Advance is made, continued or converted (both before and after such Advance is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                   (b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Advance is made, continued or converted (whether before or after such Advance is made, continued or converted);

                   (c) In the case of any Letter of Credit Advance, at least two Business Days prior to the date such Letter of Credit is to be issued, the Company shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company.

Each Borrower shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance made to such Borrower to the effects set forth in clauses (a) and
(b) of this Section 2.8. For purposes of this Section 2.8, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(iii).

         2.9 Subsequent Elections as to Borrowings. The Company may elect (a) to continue a Eurodollar Rate Syndicated Borrowing of one type, or a portion thereof, as a Eurodollar Rate Syndicated Borrowing of the then existing type, or
(b) may elect to convert a Eurodollar Rate Syndicated Borrowing, or a portion thereof, to a Eurodollar Rate Syndicated Borrowing of another type or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Syndicated Borrowing, and the Canadian Borrower may elect (i) to continue a BA Rate Borrowing of one type, or a portion thereof, as a BA Rate Borrowing of the then existing type, or (ii) may elect to convert a BA Rate Borrowing, or a portion thereof, to a BA Rate Borrowing of another type or (iii) elect to convert a Floating Rate Borrowing, or a portion thereof, to a BA Rate Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit L hereto not later than 10:00 a.m. Detroit time (A) three Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Syndicated Borrowing is to be effective, (B) three Business Days prior to the date any such continuation of or conversion to a BA Rate Borrowing is to be effective, and (C) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Syndicated Borrowing and BA Rate Syndicated Loan may only be converted on the last day of the then current Interest Period with respect to such Borrowing unless the Company has paid break funding costs as set forth in Section 3.9, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Fixed Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall provide notice of such election to the Lenders. If a Borrower shall not timely deliver such a notice with respect to any outstanding Fixed Rate Syndicated Borrowing, such Borrower shall be deemed to have elected to convert such Fixed Rate Syndicated Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

         2.10 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Syndicated Borrowing pursuant to Section 2.6, or a request for a continuation of a Eurodollar Rate Syndicated Borrowing as a Eurodollar Rate Syndicated Borrowing of the then existing type, or a request for conversion of a Eurodollar Rate Syndicated Borrowing of one type to a Eurodollar Rate Syndicated Borrowing of another type, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Syndicated Borrowing pursuant to Section 2.9, (a) in the case of any Eurodollar Rate Syndicated Borrowing, deposits in U.S. Dollars for periods comparable to the Interest Period elected by the Company are not available to any Lender in the relevant interbank or secondary market and such Lender has provided to the Agent and the Company a certificate prepared in good faith to that effect, or (b) any Lender reasonably determines that the Eurodollar Base Rate will not adequately and fairly reflect the cost to such Lender of making, funding or maintaining the related Eurodollar Rate Syndicated Loan and such Lender has provided to the Agent and the Company a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender (i) to make or fund the relevant Eurodollar Rate Syndicated Borrowing or (ii) to continue such Eurodollar Rate Syndicated Borrowing as a Eurodollar Rate Syndicated Borrowing of the then existing type or (iii) to convert a Loan to such a Eurodollar Rate Syndicated Loan, and such Lender has provided to the Agent and the Company a certificate prepared in good faith to that effect, then, notwithstanding any other provision herein, (A) the Commitment of such Lender to make or continue Eurodollar Rate Syndicated Borrowings or to convert Floating Rate Loans to Eurodollar Rate Syndicated Loans shall forthwith be canceled until such time as such Lender shall no longer be subject to such circumstances preventing it from making or maintaining the affected Loans, and (B) such Lender's Loans then outstanding as Eurodollar Rate Syndicated Loans, if any, shall be converted automatically to Floating Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as may be required by law. If any such conversion of a Eurodollar Rate Syndicated Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required under Section 3.9.

         2.11 Minimum Amounts; Limitation on Number of Borrowings. Except for
(a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.1(c) or Section 3.8, each Syndicated Advance, each continuation or conversion pursuant to Section 2.9 and each prepayment thereof shall be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000 or such lesser amount agreed to by the Agent.

         2.12 Notes. The Borrowers agree that, upon the request of the Agent or any Lender, the Borrowers will execute and deliver to such Lender Notes for such Lender, provided that the delivery of such Notes shall not be a condition precedent to the making of any Advances.

         2.13 Security and Collateral To secure or guarantee the payment when due of all Lender Obligations, the Borrowers shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Loan Documents granting the following, subject to any Intercreditor Agreement:

                   (a) Pledges, pursuant to Pledge Agreements, of 65% of the present and future Capital Stock of certain present and future Foreign Subsidiaries and Guaranties of certain present and future Domestic Subsidiaries such that, at all times, the Domestic Subsidiaries which are not Guarantors and the Foreign Subsidiaries that do not have 65% of their Capital Stock pledged pursuant to Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary; and

                   (b) All other security and collateral described in the Pledge Agreements.


                                  ARTICLE III.
                            PAYMENTS AND PREPAYMENTS

         3.1 Principal Payments. (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Lenders on the Termination Date the entire outstanding principal amount of the Syndicated Loans.

                   (b) Unless earlier payment is required under this Agreement, the Canadian Borrower shall pay to the Canadian Lenders on the Termination Date the entire outstanding principal amount of the Canadian Syndicated Loans.

                   (c) Unless earlier payment is required under this Agreement, the Company shall, on the maturity date of any Bid-Option Loan, pay to the Lender providing such Bid-Option Loan the outstanding principal amount of such Loan.

                   (d) If at any time the Dollar Equivalent of the aggregate Canadian Syndicated Loans exceeds the Activated Aggregate Canadian Commitments, upon the request of any Lender the Canadian Borrower shall prepay the Canadian Syndicated Loans in an amount equal to or greater than such excess.

                   (e) If at any time the Dollar Equivalent of the aggregate Syndicated Loans, Swingline Loans and Letters of Credit exceeds the aggregate U.S. Commitments, upon the request of any Lender the Borrowers shall prepay the Advances in an amount equal to or greater than such excess.

                   (f) The Company may at any time and from time to time optionally prepay all or a portion of the Loans without premium in the case of Syndicated Loans, provided that (i) in the case of the prepayment of Fixed Rate Loans, the Company shall provide five Business Days notice to the Agent, and
(ii) in the case of the prepayment of Fixed Rate Loans prior to the last day of the then current Interest Period with respect to such Loan, the Company shall pay the Lenders for any funding losses and loss of profits incurred by the Lenders as a result of any prepayment of such Loans.

         3.2 Interest Payments. Each Borrower shall pay interest to the Lenders on the unpaid principal amount of each Loan made to it (other than Bid-Option Loans, for which the interest shall be payable directly to the Lender providing such Bid-Option Loan as described in clauses (b) and (c) below), for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                   (a) With respect to Syndicated Loans:

                        (i) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

                        (ii) During such periods that such Loan is a Eurodollar Rate Syndicated Loan, the Syndicated Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

                        (iii) During such periods that such Loan is a BA Rate Syndicated Loan, the BA Rate applicable to such Loan for each related BA Interest Period.

                   (b) With respect to Absolute Rate Bid-Option Loans, the Bid-Option Absolute Rate quoted for such Loan by the Lender making such Loan.

                   (c) With respect to each Eurodollar Rate Bid-Option Loan, the Bid-Option Eurodollar Rate.

                   (d) With respect to Swingline Loans, the rate agreed to by the Agent and the Company, provided that Swingline Loans shall bear interest at the rate applicable to Floating Rate Loans at any time the Swingline Loans are refunded by Floating Rate Loans or the Lenders are required to purchase participations therein under Section 2.1(c)(iii).

Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as or converted into a Fixed Rate Loan or, at the end of any existing Interest Period, continued as a Fixed Rate Loan. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of an Event of Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.1 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Borrower pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan owing by it and any other amount payable by it hereunder (other than interest), provided that, during the continuance of an Event of Default under Section 6.1(i), the Overdue Rate as described above shall be applicable without any election or action on the part of the Agent or any Lender.

         3.3 Letter of Credit Reimbursement Payments. (a)(i) The Company agrees to pay to the Lenders, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company shall have made such payment to the Lenders on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company for whose benefit the Letter of Credit was issued, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Syndicated Loan bearing interest at the Floating Rate for the account of the Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Syndicated Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Syndicated Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                        (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(i)), Floating Rate

Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Lender's Commitment, purchase a participating interest in each reimbursement amount. Each Lender will immediately transfer to the Agent, in Same Day Funds, the amount of its participation. Each Lender shall share, based on its Pro Rata Share, in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Lender, the Federal Funds Rate.

                   (b) The reimbursement obligation of the Company under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Lenders hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                        (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                        (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                        (iii) The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other Person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                        (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (v) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                        (vi) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party;

                        (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Lenders to the Company pursuant to Section 8.5.

         3.4 Applicable Lending Office; Payment Method. (a) Each Lender will book its Loans at the appropriate Applicable Lending Office listed on administrative information sheets provided to the Agent (or as established by the Agent from time to time in the case of Bank One, which shall be Bank One Canada in the case of Loans to the Canadian Borrower) in connection herewith or such other Applicable Lending Office designated by such Lender in accordance with the final sentence of this Section 3.4(a). All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Office. Each Lender may, by written notice to the Agent and the Borrowers, designate replacement or additional Applicable Lending Office through which Loans will be made by it and for whose account Loan payments are to be made.

                   (b) All payments to be made by the Company hereunder will be made to the Agent at its applicable Agent Payment Office for the account of the Lenders in U.S. Dollars and in Same Day Funds not later than 1:00 p.m. (Detroit time) on the date on which such payment shall be due. All payments to be made by the Canadian Borrower with respect to Canadian Syndicated Loans hereunder will be made to the Agent at its applicable Agent Payment Office the account of the Canadian Lenders in Canadian Dollars and in Same Day Funds not later than 1:00 p.m. (Toronto time) on the date on which such payment shall be due. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Borrowers hereby authorize the Agent to charge their respective accounts with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                   (c) At the time of making each such payment, each Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of such Borrower hereunder to which such payment is to be applied. In the event that such Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of such Borrower to the Lenders arising under the Loan Documents.

                   (d) On the day such payments are deemed received, the Agent shall remit to the Lenders their Pro Rata Share of such payments in Same Day Funds, to the Lenders at their respective Applicable Lending Offices.

         3.5 No Setoff or Deduction. Subject to Section 3.11, all payments of principal of and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority, unless required by applicable laws. If any such taxes, levies, imposts, duties, fees, assessments, or other charges are required to be withheld from any amounts payable hereunder with respect to any Advance, the amounts so payable shall be increased to the extent necessary to yield to the payee thereof the interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement.

         3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan outstanding hereunder or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period. For the purposes of the Interest Act (Canada) hereunder (i) whenever interest payable pursuant to this Agreement is calculated with respect to any monetary obligation relating to Loans to the Canadian Borrower on the basis of a period other than a calendar year (the "Calculation Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period; (ii) the principle of deemed reinvestment of interest with respect to any monetary obligation relating to Loans in Canadian Dollars shall not apply to any interest calculation under this agreement, and (iii) the rates of interest with respect to any monetary obligation relating to Loans to the Canadian Borrower stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         3.7 Additional Costs. (a) If the adoption of or any change in any law, treaty, rule or regulation (whether domestic or foreign) applicable to any Lender or the Agent, or in any interpretation, application or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any directive of any such authority (whether or not having the force of law) made subsequent to the Effective Date, shall (i) affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by a Borrower under this Agreement (other than taxes imposed on the overall net income of the Lender or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office or is otherwise advancing or booking any Loan hereunder), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any Fixed Rate Loan or to reduce the amount of any sum receivable by any Lender or the Agent, thereon, then such Borrower shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, such Lender or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Loan. Each Lender or the Agent, as the case may be, seeking compensation hereunder shall deliver to such Borrower a statement setting forth such increased cost or reduced sum receivable as such Lender or the Agent, as the case may be, has calculated in good faith. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                   (b) If the adoption of or any change in any law, treaty, rule or regulation (whether domestic or foreign) applicable to any Lender or the Agent, but applicable to banks or financial institutions generally, or in any interpretation or administration thereof by any governmental authority charged with the interpretation, application or administration thereof, or compliance by any Lender or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines made subsequent to the Effective Date, affects the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder to any Borrower and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then such Borrower shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. Each Lender or the Agent, as the case may be, seeking compensation hereunder shall deliver to each such Borrower a statement setting forth such increased cost or reduced sum receivable as such Lender or the Agent, as the case may be, has calculated in good faith. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                   (c) Each Lender will promptly notify the affected Borrower and the Agent of any event of which it has actual knowledge occurring after the date hereof which will entitle to such Lender to compensation pursuant to this
Section 3.7 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender or contrary to its policies.

         3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any Fixed Rate Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, a Borrower to make or any Lender to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into U.S. Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, such Borrower shall upon receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.9, (a) on the last day of the then current Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

         3.9 Indemnification. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.8 or Section
6.2 or otherwise), or if a Borrower fails to borrow or continue any Fixed Rate Loan, or convert any Floating Rate Loan to a Fixed Rate Loan, after notice has been given to the Lenders in accordance with Section 2.6 or 2.9, as applicable, such Borrower shall reimburse each Lender on demand for any resulting net loss or expense incurred by each such Lender after giving credit for any earnings or other quantifiable financial benefit to such Lender from such Lender's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Lender may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

         3.10 Substitution of Lender. If (a) the obligation of any Lender to make or maintain Eurodollar Rate Syndicated Loans has been suspended pursuant to
Section 3.8 or 2.10 when not all Lenders obligations have been suspended, (b) any Lender has demanded compensation under Section 3.7 or (c) any Lender is a Defaulting Lender, the Borrowers shall have the right, if no Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other Lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 3.10, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under Section 2.3 and (C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.9 if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes, if any, executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.9 and 8.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Advances made or any other actions taken by such Lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Borrowers, the Agent or any other Lender.

         3.11 Taxes. (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any U.S. Lender, each U.S. Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-

8BEN or W-8ECI and Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such U.S. Lender is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes. Each U.S. Lender which so delivers a Form W-8BEN or W-8ECI and a Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such U.S. Lender is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such U.S. Lender from duly completing and delivering any such form with respect to it and such U.S. Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                   (b) Each Canadian Lender that is created or organized under the laws of a jurisdiction other than Canada or a Province thereof making Canadian Syndicated Loans shall deliver, or have its Applicable Lending Office to be used to make Canadian Syndicated Loans deliver, to the Borrowers and the Agent on the Effective Date (or on the date on which such Canadian Lender or such Applicable Lending Office becomes a Lender hereunder), evidence that either
(i) such Canadian Lender or its Applicable Lending Office is an authorized foreign bank and that any payments received by such Canadian Lender or its Applicable Lending Office under the Canadian Syndicated Loans is in respect of such entity's Canadian banking business, all for the purposes of subsection 112(13.3) of the Income Tax Act (Canada), or (ii) the Minister of National Revenue is satisfied that payments made to such Lender hereunder are not subject to Canadian withholding taxes pursuant to Regulation 805(2) of the Income Tax Act (collectively, "Evidence of Canadian Tax Exemption"). In addition, from time to time after the Effective Date (or the date on which such Canadian Lender becomes a Lender hereunder) upon the reasonable request of the Borrowers or the Agent, each such Canadian Lender further agrees to deliver to the Borrowers and the Agent further Evidence of Canadian Tax Exemption, unless any change in treaty, law, regulation or official interpretation thereof prevents such Lender from duly providing same. Notwithstanding anything in this Section 3.11 to the contrary, the Borrowers shall not have any obligation to pay any withholding taxes or to indemnify any Canadian Lender for any withholding taxes to the extent that such taxes result from the failure of such Lender to comply with its obligations under this paragraph.

                   (c) If any governmental authority of any jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney costs). The obligations of the Lenders under this subsection shall survive the payment of all Loans.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Agent and the Lenders that:

         4.1 Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the state, province or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect. It has all requisite corporate and other power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by it of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its charter or by-laws, or of any material contract or undertaking to which it is a party or by which it or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents to which it is a party are the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of organization and ownership of each Subsidiary of the Company. Each Subsidiary and each Person becoming a Subsidiary of the Company after the date hereof is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of Capital Stock of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Agent from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

         4.5 Litigation and Contingent Obligations. Except as set forth in
Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which is reasonably likely to result either individually or collectively, in a Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 4.5, neither the Company nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 4.6.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, and cash flows of the Company and its Subsidiaries for the fiscal year ended December 29, 2001 and reported on by Arthur Andersen LLP, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income and cash flows of the Company and its Subsidiaries, as of or for the six month period ended on June 29, 2002, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no Material Adverse Effect since the date of the consolidated balance sheet of the Company delivered to the Lenders prior to the Effective Date.

         4.7 Use of Loans. The Borrowers will use the proceeds of the Loans for their working capital requirements and general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds will be used in violation of Regulations T, U or X or any other law or regulation. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by such margin stock.

         4.8 No Conflict; Consents, Etc. Neither the execution and delivery by any Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of their Subsidiaries or (ii) each Borrower's or any Subsidiary's articles or certificate of incorporation, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which either Borrower or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrower pursuant to Section 2.7(j), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person, including without limitation any creditor, lessor or stockholder of any Borrower or Guarantor, is required on the part of any Borrower or Guarantor in connection with the execution, delivery and performance of the Loan Documents, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties if failure to comply therewith could reasonably be expected to have a Material Adverse Effect.

         4.9 Taxes. The Company and its Subsidiaries have filed all material tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof except where the failure to file such returns, pay such taxes or establish such reserves would not have a Material Adverse Effect.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary material to the business or financial condition of the Company and its Subsidiaries taken as a whole, except for title defects that do not have a Material Adverse Effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens. The Company and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted and as contemplated to be conducted (the "Intellectual Property"), and the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person. The Pledge Agreements grant a first priority, perfected and enforceable lien and security interest on 65% of the Capital Stock of certain Foreign Subsidiaries owned by the Company or any Guarantor to the extent that 65% of the Capital Stock of such Foreign Subsidiaries is required to be pledged by Section 2.13.

         4.11 ERISA. The Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. Neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, its Subsidiaries or their ERISA Affiliates.

         4.12 Environmental and Safety Matters. Except as disclosed on Schedule
4.12 hereto, the Company and each Subsidiary of the Company is in substantial compliance with all material federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all material Environmental Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Company's actual knowledge, threatened against the Company or any such Subsidiary, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any such Subsidiary which could have a Material Adverse Effect. As of the date hereof, except as disclosed in Schedule 4.12 hereto, neither the Company nor any Subsidiary of the Company (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, or (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws. As to the matters disclosed in Schedule 4.12 hereto, none could have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law which could have a Material Adverse Effect.

         4.13 Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         4.14 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         4.15 Plan Assets; Prohibited Transactions. Neither Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Advances hereunder gives rise to a Prohibited Transaction.

         4.16 Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         4.17 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.18 Insurance. The certificate signed by the chief financial officer or treasurer of the Company, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Company with respect to itself and its Subsidiaries and that has been furnished by the Company to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

                                   ARTICLE V.
                                    COVENANTS

         5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Advances and the performance of all other obligations of the Obligors under the Loan Documents, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                   (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(e) or 5.2(f), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, other than where failure to so qualify will not have a Material Adverse Effect.

                   (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except (i) to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings or (ii) to the extent that failure to pay any of the foregoing or comply with any of the foregoing relates solely to Subsidiaries which are not wholly-owned Subsidiaries of the Company or Guarantors and if all such non wholly-owned Subsidiaries do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary and such failure could not have a Material Adverse Effect (but the Company shall provide notice to the Agent of the occurrence of any such failure to comply or failure to pay described in this proviso).

                   (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for Personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

                   (d) Reporting Requirements. Furnish to the Lenders and the Agent the following:

                        (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of any Event of Default or Default and promptly and in any event within thirty calendar days after the commencement of any litigation against, by or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and any material developments therein, written notice thereof together with a statement of the chief financial officer of the Company setting forth details of such Event of Default or Default or such litigation and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                        (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), and (c);

                        (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Ernst & Young LLP or other nationally recognized independent certified public accountants selected by the Company, without qualifications unacceptable to the Agent, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), and (c);

                        (iv) As soon as available and in any event within 90 days after the beginning of each fiscal year of the Company, a budget and forecast for such fiscal year in form and substance reasonably satisfactory to the Agent;

                        (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company sends to or files with any of its security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                        (vi) Promptly and in any event within 10 Business Days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or
Section 302(f) of ERISA with respect to any such Plan, or (E) any management letter or comparable analysis received by the Company from its auditors; and

                        (vii) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries as any Lender or the Agent may from time to time reasonably request.

                   (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time with prior notice to the Company, permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with any Lender or the Agent subject to the above terms and conditions. The Company shall send a written notification to its auditors informing them at each time the Company engages any auditors that it is the primary intent of the Company for the auditors' accounting services to benefit or influence the Lenders and the Agent.

                   (f) Guaranties and Pledge Agreements. Cause each Person that is or becomes a Guarantor from time to time promptly to execute and deliver a Guaranty to the Lenders and execute or cause the appropriate Guarantor to execute, additional Pledge Agreements or amendments to existing Pledge Agreements to grant the liens and security interests required under Section 2.13 hereof, in each case together with the other documentation relating to such Guaranty or Pledge Agreement similar to that required to be delivered by or on behalf of the Obligors under Section 2.7.

                   (g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Required Lenders or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders and the Agent under, the Loan Documents. In addition, the Company agrees to deliver to the Agent and the Lenders from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to
Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

         5.2 Negative Covenants. Until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Advances, and the performance of all other obligations of the Obligors under Loan Documents, each Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

                   (a) Leverage Ratio. Permit or suffer the Adjusted Leverage Ratio to be greater than 0.60 to 1.0 at any time.

                   (b) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than 2.5 to 1.0 as of the end of any fiscal quarter.

                   (c) Net Worth. Permit or suffer the Net Worth at any time to be less than $220,000,000, plus 50% of Consolidated net income of the Company and its Subsidiaries for the fiscal quarter of the Company ending in December, 2002 and each fiscal year of the Company ending thereafter, provided that if such Consolidated net income of the Company and its Subsidiaries is negative for the fiscal quarter ending in December, 2002 or any fiscal year thereafter, as the case may be, the amount added for such fiscal quarter or year shall be zero and it shall not reduce the amount added for any other fiscal year, and plus 75% of the net proceeds from the sale or other issuance of any Capital Stock of the Company.

                   (d) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                        (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                        (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                        (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company and its Subsidiaries taken as a whole;

                        (iv) Each Lien described in Schedule 5.2(d) hereto may be suffered to exist upon the same terms as those existing on the date hereof, including extensions, renewals and replacements thereof so long as such extension, renewal or replacement does not increase the principal amount of the Indebtedness secured or extend such Lien to any other property, assets, rights or revenues;

                        (v) (A) any Lien on equipment to secure any rights granted with respect to such equipment in connection with the provision of all or a part of the purchase price of such equipment created contemporaneously with, or within 180 days after such acquisition, or (B) any Lien in property existing in such property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or a Subsidiary, (C) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, or (D) any Lien on any other fixed assets of the Company or any of its Subsidiaries; provided, in the case of (A), (B), (C) and (D), no such Liens shall exceed the fair market value of the related property, not more than one such Lien shall encumber such property at any one time and the aggregate outstanding Indebtedness secured by all such Liens does not exceed an amount equal to 15% of Net Worth;

                        (vi) Liens granted by any Subsidiary in favor of the Company or any other Subsidiary;

                        (vii) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent; and

                        (viii) Liens on up to 65% of the present and future Capital Stock of Foreign Subsidiaries to the extent required to be pledged under
Section 2.13 hereof, provided that such Liens secure only the Lender Obligations, the Senior Note Debt and the other Subject Obligations and are subject to an Intercreditor Agreement.

                   (e) Merger; Etc. Merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, provided, however, (i) a Subsidiary of the Company may merge with the Company, provided that the Company shall be the surviving corporation, (ii) a Subsidiary of the Company may merge, consolidate or amalgamate with another Subsidiary of the Company, and (iii) the Company or any Subsidiary may merge, consolidate or amalgamate with any other Person in connection with an Acquisition, provided that such Acquisition is permitted by Section 5.2(h) and satisfies the conditions described therein and the Company or such Subsidiary shall be the surviving corporation.

                   (f) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of any material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(f) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than 10% of such aggregate book value of the Consolidated total assets of the Company and its Subsidiaries as of the most recently ended fiscal year, and if immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing. Notwithstanding the foregoing, (i) any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to the Company or any Guarantor,
(ii) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of its fixed assets in excess of the limitation set forth above so long as such sale is not all or substantially all of its fixed assets and the proceeds of such sale are used to purchase other property of a similar nature of at least equivalent value within 180 days of such sale or (iii) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets in excess of the limitation set forth above so long as the proceeds of such sale are used to prepay Advances and permanently reduce the Commitments by such amount.

                   (g) Nature of Business. Make or suffer any substantial change in the nature of its business from that engaged in on the date hereof or engage in any other businesses other than those in which it is engaged on the date hereof, which are directly related to the businesses in which it is engaged in on the date hereof or which are not material in the aggregate.

                   (h) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor acquire all or any material portion of the assets of any Person; nor make any other Acquisition; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other Person; nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel, relocation and similar advances made to officers and employees in the ordinary course of business, (ii) investments, loans and advances in and to the Company or any Guarantor, (iii) investments in Cash Equivalents, and (iv) Acquisitions, provided each of the following conditions is satisfied: (A) there is no Default or Event of Default either before or after such Acquisition, (B) the representations and warranties contained in this Agreement shall be true and correct as if made on and as of the date such Acquisition is consummated, both before and after giving effect thereto, (C) if such Acquisition involves the acquisition of Capital Stock, the consummation of such Acquisition has been recommended by the board of directors and management of the target of such Acquisition, and (D) if the total consideration, cash or non-cash, paid or payable for such Acquisition is greater than $25,000,000, prior to the consummation of such Acquisition, the Company shall deliver a satisfactory pro forma covenants compliance certificate to the Agent and the target of such Acquisition is in the same line of business as conducted by the Company as of the Effective Date or a line of business similar thereto or that supports such business, (v) other investments, loans and advances described on Schedule 5.2(h) hereto, and (vi) other investments, loans and advances in aggregate outstanding amount not to exceed an amount equal to 15% of Net Worth.

                   (i) Negative Pledge Limitation. Enter into any agreement with any Person other than the Agent and the Lenders pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, Personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such provisions restrict the transfer of the property subject to such security agreements.

                   (j) Indebtedness and Contingent Liabilities of
Non-Guarantors. Create, incur, assume or in any manner become liable in respect of or suffer to exist, any Indebtedness or Contingent Liabilities of any Subsidiaries that are not Guarantors other than (i) the Canadian Syndicated Loans and (ii) such other Indebtedness or Contingent Liabilities in aggregate outstanding amount not to exceed an amount equal to 10% of Net Worth.

                   (k) Dividends and Other Restricted Payments Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock if a Default or Event of Default exists or would be caused thereby. The Company will not issue any Disqualified Stock.

                   (l) Transactions with Affiliates. Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliates (each of the foregoing, an "Affiliate Transaction") unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

                   (m) Financial Contracts. Enter into or remain a party to any Financial Contract for purposes of financial speculation, provided that hedging by the Company or any of its Subsidiaries of their own interest rate or foreign currency exposure shall not be deemed financial speculation.

         5.3 Additional Covenants. If at any time a Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $17,500,000, which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then such Borrower shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent or the Required Lenders shall request, upon notice to such Borrower, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent.


                                   ARTICLE VI.
                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Lenders pursuant to Section 8.1:

                   (a) Nonpayment of Principal. A Borrower shall fail to pay when due any principal of the Advances or any reimbursement obligation under
Section 3.3; or

                   (b) Nonpayment of Interest. A Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for three Business Days; or

                   (c) Misrepresentation. Any representation or warranty made by a Borrower or any Guarantor in this Agreement, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of a Borrower or any Guarantor in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                   (d) Certain Covenants. A Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d)(i) or 5.2 hereof; or

                   (e) Other Defaults. A Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 calendar days (or 10 days in the case of any failure to perform or observe the covenants contained in Sections 5.2(d)(ii), (iii) or
(iv)) after notice thereof shall have been given to such Borrower or such Guarantor, as the case may be, by the Agent; or

                   (f) Cross Default. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto, or any other event shall occur or condition exist, the effect of which failure to observe or perform or the occurrence of such event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity or declared to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 6.1(f) if any of the foregoing events occurs only with respect to Subsidiaries which are not wholly owned Subsidiaries of the Company or Guarantors and if all such non wholly owned Subsidiaries do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary but the Company shall provide notice to the Agent of the occurrence of any such event described in this proviso; or

                   (g) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $5,000,000 shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 30 days and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 6.1(g) if any of the foregoing events occurs only with respect to Subsidiaries which are not wholly owned Subsidiaries of the Company or Guarantors and if all such non wholly owned Subsidiaries do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary; or

                   (h) ERISA. The occurrence of a Reportable Event that results in or could result in liability in excess of $5,000,000 of the Company, any Subsidiary of the Company or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary of the Company or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary of the Company or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, its Subsidiaries or their ERISA Affiliates; or any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Subsidiary of the Company, any of their ERISA Affiliates, any Plan of the Company, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Subsidiary of the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability in excess of $5,000,000 of the Company, any Subsidiary of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; provided, however, that this Section 6.1(h) shall apply only to events or occurrences which, when aggregated with all other events and occurrences described in this Section 6.1(h), could result in liability to the Company or its Subsidiaries greater than $5,000,000; or

                   (i) Insolvency, Etc. The Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Subsidiary and is being contested by the Company or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 6.1(i) if any of the foregoing events occurs only with respect to Subsidiaries which are not wholly owned Subsidiaries of the Company or Guarantors and if all such non wholly owned Subsidiaries do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary; or

                   (j) Change of Control. The occurrence of any Change of Control; or

                   (k) Guaranties. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; or

                   (l) Pledge Agreements. Any Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, or any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Pledge Agreement, or any Obligor shall fail to comply with any of the terms or provisions of any Pledge Agreement.

         6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent upon being directed to do so by the Required Lenders, shall by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and Advances and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to the Borrowers, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Lenders and the Agent.

                   (b) The Agent upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under the Loan Documents or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents.

                   (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time exercise any of its rights of set off or bankers lien that it may possess by common law or statute without prior notice to the Borrowers, provided that each Lender may also set off against any deposit whether or not it is then matured. Each Lender agrees to promptly notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not effect the validity of such setoff and application. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies which such Lender may have.

                   (d) All proceeds of any realization on the collateral pursuant to the Pledge Agreements and any payments received by the Agent or any Lender pursuant to the Guaranties subsequent to and during the continuance of any Event of Default, subject to any Intercreditor Agreement, shall be allocated and distributed by the Agent as follows:

                        (i) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent in connection with the enforcement of the Pledge Agreement and the Guaranties and otherwise administering this Agreement;

                        (ii) Second, to the payment of all fees required to be paid under any Loan Document including facility fees, owing to the Lenders and Agent pursuant to the Lender Obligations on a pro rata basis in accordance with the Lender Obligations consisting of fees owing to the Lenders and Agent under the Lender Obligations, for application to payment of such liabilities;

                        (iii) Third, to the Lenders and Agent on a pro rata basis in accordance with the Lender Obligations consisting of interest owing to the Lenders and Agent under the Lender Obligations, and obligations and liabilities relating to Rate Hedging Agreements owing to the Lenders and the Agent under the Lender Obligations for application to payment of such liabilities;

                        (iv) Fourth, to the Lenders and the Agent on a pro rata basis in accordance with the Lender Obligations consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit), for application to payment of such liabilities;

                        (v) Fifth, to the payment of any and all other amounts owing to the Lenders and the Agent and secured by the Pledge Agreements on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders and the Agent, for application to payment of such liabilities; and

                        (vi) Sixth, to the applicable Borrower, their Subsidiaries or such other Person as may be legally entitled thereto.

For the purposes of the above payments and distributions, the full amount of Lender Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing.

Amounts distributable to the Lenders or Agent on account of such Lender Obligations under such Letters of Credit shall be deposited in a separate collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Lender Obligations and then as security for all other Lender Obligations and the amount so deposited shall be applied to the Letter of Credit Lender Obligations at such times and to the extent that such Letter of Credit Lender Obligations become absolute liabilities and if and to the extent that the Letter of Credit Lender Obligations fail to become absolute Lender Obligations because of the expiration or termination of the underlying Letters of Credit without being drawn upon then such amounts shall be applied to the remaining Lender Obligations in the order provided in this Section 6.2(d). The Company hereby grants to the Agent, for the benefit of the Lenders and Agent, a lien and security interest in all such funds deposited in such separate collateral account, as security for all the Lender Obligations as set forth above.

                   (e) Notwithstanding anything herein to the contrary, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                        (i) First, if applicable to any payments due from such Defaulting Lender to the Agent, and

                        (ii) Second, Loans required to be made by such Defaulting Lender on any borrowing date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Advances and other obligations owing hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.


                                  ARTICLE VII.
                            THE AGENT AND THE LENDERS

         7.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
VII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         7.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         7.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         7.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any Obligor under any Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article II; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any Guarantor of any of the Lender Obligations or of any such Borrowers' or any such Guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

         7.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         7.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         7.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         7.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 7.8 shall survive payment of the Lender Obligations and termination of this Agreement.

         7.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         7.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with a Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         7.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         7.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent, provided that, if no Default or Event of Default has occurred and is continuing, such appointment shall be made in consultation with the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Lender Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article VII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 7.12, then the term "Prime Rate" as used in this Agreement shall mean the base rate, prime rate or other analogous rate of the new Agent.

         7.13 Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under the Loan Documents.

         7.14 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement (other than payments received pursuant to Section 3.7, payments of principal or interest on Bid-Option Loans at a time when no Event of Default or Default is continuing, pro rata payments of principal or interest to all Canadian Lenders on Canadian Syndicated Loans at a time when no Event of Default or Default is continuing and pro rata payments of principal or interest to all U.S. Lenders on U.S. Syndicated Loans at a time when no Event of Default or Default is continuing) through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent or any Lender shall engage in any other transactions with the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Lender shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Obligors on their behalf the Pledge Agreements and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge Agreements. The Lenders further empower and authorize the Agent to execute and deliver on their behalf the Intercreditor Agreement and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Intercreditor Agreement, provided that the form of the Intercreditor Agreement has been approved by the Required Lenders, and each Lender shall be bound by the terms and provisions of the Intercreditor Agreement so executed by the Agent.

         7.16 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Obligors on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof, including without limitation any collateral held under the Pledge Agreements which is permitted to be sold under the terms of this Agreement, or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required, all of the Lenders) in writing.

         7.17 Co-Agents, Syndication Agent, Documentation Agent, etc. Neither any of the Lenders identified in this Agreement or otherwise as a "co-agent" nor the Syndication Agent nor the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 7.11.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, and to the extent the obligations of the Canadian Lenders are affected thereby, the Required Canadian Lenders, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and each Lender affected, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) except as provided herein, increase the respective Commitment of any Lender or modify the provisions of this Section regarding the taking of any action under this Section or the definition of Required Lenders or Required Canadian Lenders, (iii) provide for the discharge of any Guarantor except as a result of a transaction otherwise permitted by this Agreement, or (iv) provide for the release of all or substantially all of the collateral subject to the Pledge Agreements except as a result of a transaction otherwise permitted by this Agreement.

                   (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                   (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time when any Lender is in default under this Agreement, the Commitments and Advances of such defaulting Lenders shall be disregarded.

                   (d) In addition to the above, the Company may change the Canadian Borrower (provided that it qualifies as a Canadian Borrower under the provisions of the definitions of those terms) hereto at any time upon (i) the execution and delivery by the Company, the existing Canadian Borrower, the new Canadian Borrower and the Agent of a joinder and assumption agreement in form satisfactory to the Agent providing for such Subsidiary to become the Canadian Borrower, (ii) the execution and delivery by the Company of a Guaranty, or the confirmation of the existing Guaranty, with respect to such new Canadian Borrower, (iii) the delivery to the Agent of such legal opinions, resolutions and corporate documents as requested by the Agent, (iv) the delivery of such other documents with respect thereto as the Agent shall reasonably request and
(v) the written approval of the Agent.

         8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be sent to the Borrowers at 2801 East Beltline NE, Grand Rapids, Michigan 49505, Attention: Chief Financial Officer, Facsimile No. 616-364-3136, to the Agent and the Lenders at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

                   (b) Notices by any Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.4, requests for Advances pursuant to Section 2.6, requests for continuations or conversions of Loans pursuant to Section 2.9 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on such Borrower.

                   (c) Any notice to be given by the Borrowers to the Agent pursuant to Sections 2.6 or 2.9 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by the Borrowers must be immediately confirmed in writing in the manner provided in
Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under this Agreement or the Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by the Loan Documents or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender and, unless contrary to the express provisions of the Loan Documents, irrespective of the occurrence or continuance of any Default or Event of Default.

         8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments for a period of one year from such repayment or termination.

         8.5 Expenses. (a) The Borrowers agree to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and any Lender (including without limitation reasonable fees and expenses of counsel, including without limitation counsel who are employees of the Agent or any Lender, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, the Loan Documents, and (iv) all reasonable costs and expenses of the Agent and the Arranger, whether incurred prior to or subsequent to the Effective Date, in investigation, preparation, negotiation, documentation, syndication, administration and collection, for the account of the Borrowers, including without limitation expenses of and fees for advisors and professionals engaged by the Agent or the Arranger, and (v) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                   (b) The Company hereby indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees, agents and advisors, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Lenders and the Agent and such other Persons, and the Agent shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, to the extent, but only to the extent, that such dishonor constitutes gross negligence or willful misconduct of the Agent as determined by a final non-appealable order of a court of competent jurisdiction, or (B) the Agent's payment to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Agent as determined by a final non-appealable order of a court of competent jurisdiction. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment.

                   (c) Each Borrower agrees to indemnify each Lender, the Agent and each of their respective officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind at any time, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") at any time relating to (whether before or after the execution of this Agreement) any of the following:

                        (i) any actual or proposed use of the Advances hereunder by the Borrower or any of its Subsidiaries or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                        (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by any Lender not to make any Advance);

                        (iii) any investigation, litigation or proceeding related to any Acquisition or proposed Acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person or to the issuance of, or any other matter relating to, any Subordinated Debt, whether or not any Indemnified Party is a party thereto;

                        (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any release by such Borrower or any of its Subsidiaries of any hazardous material or any violations of Environmental Laws; or

                        (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any hazardous material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrower conducted subsequent to a foreclosure on such property by any Indemnified Party or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrower or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

         Provided that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

         8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior consent of the Lenders, assign their respective rights or obligations hereunder or under the Loan Documents and the Lenders shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.

                   (b) Any Lender may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Lender's rights and/or obligations under the Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under

Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Loans to the Borrowers hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes and Advances for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not grant to its participant (other than any participant which is an Affiliate of such Lender) any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder, and (vi) no participant shall be entitled to receive any greater amount pursuant to Sections 3.5, 3.7, 3.9 or 6.2(c) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

                   (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under the Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                   (d) Each Lender may, with the prior consent of the Borrowers (which consent may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of any Event of Default or if such assignment is to another Lender or an Affiliate of a Lender) and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which the Borrowers and the Agent may consent, and (B) after giving effect to each such assignment (unless the assignment is for the entire amount of such Lender's Commitment), the amount of the Commitment of the assigning Lender shall in no event be less than $5,000,000 or such lesser amount as to which the Borrowers and the Agent may consent, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit M hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Lender may without the consent of the Borrowers or the Agent, and without paying any fee, assign or sell a participation interest to any Affiliate of such Lender that is a bank or financial institution all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                   (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform and assume in accordance with their terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed or assumed by it as a Lender.

                   (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit M hereto.

                   (h) The Borrowers shall not be liable for any costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

                   (i) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant (each a "Transferee") any information relating to any Borrower or its Subsidiaries; provided that each Transferee agrees to be bound by the terms of
Section 8.16.

                   (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

         8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         8.11 Integration and Severability. The Loan Documents embody the entire agreement and understanding among the Borrowers and the Agent and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under the Loan Documents in any other jurisdiction.

         8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Lender's Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Lender have been paid in full.

         8.14 Acknowledgments. Each Borrower hereby acknowledges that:

                   (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                   (b) none of the Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                   (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         8.15 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                   (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;

                   (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address specified in Section 8.2, or at such other address of which the Agent shall have been notified pursuant thereto;

                   (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                   (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         8.16 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or Affiliate or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lenders' direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 8.6(i).

                  8.17 WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER ANY LENDER, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 UNIVERSAL FOREST PRODUCTS, INC.


                                 By:
                                    -----------------------------------------

                                 Print Name:
                                            ---------------------------------

                                 Its:
                                     ----------------------------------------


                                 UNIVERSAL FOREST PRODUCTS NOVA SCOTIA
                                 ULC


                                 By:
                                    -----------------------------------------

                                 Print Name:
                                             --------------------------------

                                 Its:
                                     ----------------------------------------

Address for Notices:                    BANK ONE, NA, as a Lender and as Agent


611 Woodward Avenue                     By:
Detroit, Michigan 48226                    ------------------------------------
Attention: Thomas Gamm
e-mail address:                         Print Name:
    thomas_gamm@bankone.com                        ----------------------------
Facsimile No.: 313-226-0855
Telephone No.: 313-225-2531             Its:
                                            -----------------------------------
U.S. Commitment:  $25,000,000
Canadian Commitment:  $5,000,000


APPLICABLE LENDING OFFICE IN CANADA:


Address for Notices:                    BANK ONE, NA, CANADA BRANCH

161 Bay Street
Suite 4240                              By:
Toronto Ontario M5J 2S1                    ------------------------------------
Attention:
           --------------------         Print Name:
Telephone: (416) 365-8262                         -----------------------------
Telecopy:  (416) 363-7574
                                        Its:
                                           ------------------------------------

Address for Notices:                       WACHOVIA BANK, NA, as a Lender and as
                                           Syndication Agent


191 Peachtree Street, NE                   By:
Atlanta, GA  30303                            ---------------------------------
Attention:  Shawn Janko
                                           Print Name:
                                                      -------------------------

Facsimile No.: 404-332-4136                Its:
Telephone No.: 404-332-5884                   ---------------------------------
e-mail address: shawn.janko@wachovia.com

U.S. Commitment:  $22,500,000
Canadian Commitment:  $0

Address for Notices:                        STANDARD FEDERAL BANK, NA, as a
                                            Lender and as Documentation Agent


125 Ottawa Ave. N.W., Suite 270             By:
Grand Rapids, MI  49503                        ---------------------------------
Attention: Brian Janssen
                                            Print Name:
                                                       -------------------------

Facsimile No.:  616-776-7770                Its:
Telephone No.: 616-776-3826                     --------------------------------
e-mail address: brian.janssen@abnamro.com

U.S. Commitment:  $20,000,000
Canadian Commitment:  $0

Address for Notices:                     BANK OF MONTREAL

115 South LaSalle, 17W
Chicago, IL  60603
                                         By:
                                            -----------------------------------

Attention: Betty Rutherford              Print Name:
                                                    ---------------------------

Facsimile No.: 312-765-8105              Its:
Telephone No.: 312-461-7223                  ----------------------------------
e-mail address:

U.S. Commitment:  $18,500,000
Canadian Commitment:  $5,000,000

APPLICABLE LENDING OFFICE IN CANADA:

Address for Notices:                     BANK OF MONTREAL

100 King Street West
Toronto, Ontario M5X  1A1                By:
                                            -----------------------------------

Attention: Francois Archambault          Print Name:
                                                    ---------------------------

Facsimile No.: 312-750-1790              Its:
Telephone No.: 312-750-4334                  ----------------------------------

Address for Notices:                       COMERICA BANK


500 Woodward Avenue, 9th Floor             By:
Detroit, MI  48226                            ---------------------------------
Attention:  Jeffrey J. Judge
                                           Print Name:
                                                      -------------------------
Facsimile No.: 313-222-9514
                                           Its:
Telephone No.: 313-222-3801                    --------------------------------
e-mail address:  jjjudge@comerica.com

U.S. Commitment:  $18,500,000
Canadian Commitment:  $5,000,000

APPLICABLE LENDING OFFICE IN CANADA:

Address for Notices:                       COMERICA BANK, CANADA BRANCH

200 Bay Street, Ste. 2210, S. Tower
Toronto, Ontario M5J 2J2                   By:
                                              ---------------------------------

Attention: Robert Rosen                    Print Name:
                                                      -------------------------

Facsimile No.: 416-367-2460                Its:
Telephone No.:416-367-3113                     --------------------------------

Address for Notices:                        KEYBANK NATIONAL ASSOCIATION


127 Public Square                           By:
Cleveland, OH  44114                           --------------------------------
Attention:  Mary K. Young
                                            Print Name:
Facsimile No.: 216-689-4981                            ------------------------
Telephone No.: 216-689-4443
e-mail address:  mary_k_young@keybank.com   Its:
                                                -------------------------------
U.S. Commitment:  $18,500,000
Canadian Commitment:  $0

Address for Notices:                        NATIONAL CITY BANK


1001 South Worth                            By:
Birmingham, MI  48009-6943                     --------------------------------
Attention: Michael Hinz
e-mail address:                             Print Name:
        michael.hinz@nationalcity.com                  ------------------------
Facsimile No.: 248-901-2033
Telephone No.: 248-901-2139                 Its:
                                                -------------------------------
U.S. Commitment:  $17,000,000
Canadian Commitment:  $0

Address for Notices:                       BANK OF AMERICA


555 California Street, 12th Floor          By:
San Francisco, CA  94104-1503                 ---------------------------------
Attention: Kevin F. Sullivan
                                           Print Name:
Facsimile No.: 415-622-4585                           -------------------------
Telephone No.: 415-622-4567
e-mail address:                            Its:
    kevin.f.sullivan@bankofamerica.com         --------------------------------

U.S. Commitment:  $15,000,000
Canadian Commitment:  $0

Address for Notices:                        FIFTH THIRD BANK


111 Lyon Street, N.W.                       By:
Grand Rapids, MI  49503                        --------------------------------
Attention: Robert Jamula
                                            Print Name:
                                                       ------------------------
Facsimile No.: 616-771-4641
Telephone No.: 616-771-5516                 Its:
e-mail address:  robert.jamula@53.com           -------------------------------

U.S. Commitment:  $15,000,000
Canadian Commitment:  $0

Address for Notices:                        HUNTINGTON NATIONAL BANK


50 Monroe Avenue NW                         By:
Grand Rapids, MI 49506                         --------------------------------
Attention: Steven Gerow
                                            Print Name:
                                                       ------------------------
Facsimile No.: 616-771-6285
Telephone No.: 616-235-8138                 Its:
e-mail address:                                 -------------------------------
    steven.gerow@huntington.com

U.S. Commitment:  $15,000,000
Canadian Commitment:  $0

Address for Notices:                        PROVIDENT BANK


618 Kenmoor SE, Ste. 110                    By:
Grand Rapids, MI  49546                        --------------------------------
Attention: Donald Van Dine
                                            Print Name:
                                                       ------------------------
Facsimile No.:  616-575-5810
Telephone No.: 616-575-5700                 Its:
e-mail address:                                 -------------------------------
    donald.vandine@providentbank.com

U.S. Commitment:  $15,000,000
Canadian Commitment:  $0

                                    EXHIBIT A

                                 BID-OPTION NOTE

                                                               November 25, 2002

                                                               Detroit, Michigan


         For value received, Universal Forest Products, Inc., a Michigan corporation (the "Company"), unconditionally promises to pay to the order of __________________________________ (the "Lender"), the unpaid principal amount of each Bid-Option Loan made by the Lender to the Company pursuant to the Credit Agreement referred to below, on the last day of the Interest Period relating to such Loan. The Company further promises to pay interest on the aggregate unpaid principal amount of such Bid-Option Loans on the dates and at the rates negotiated as provided in the Credit Agreement. All such payments of principal and interest with respect to Bid-Option Loans shall be made in U.S. Dollars in Same Day Funds at the Agent's principal office in Detroit, Michigan.

                  The Lender is hereby authorized by the Company to record on the schedule attached to this Bid-Option Note, or on its books and records, the date, amount and type of each Bid-Option Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Bid-Option Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Bid-Option Note and the Credit Agreement.

                  The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Bid-Option Note. Should the indebtedness evidenced by this Bid-Option Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Bid-Option Note, including attorneys' fees and expenses (including without limitation allocated costs and expenses of attorneys who are employees of the Lender).

         This Bid-Option Note evidences one or more Bid-Option Loans made under the Credit Agreement, dated as November , 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among the Company, the Canadian Borrower, the lenders party thereto from time to time (including the Lender), Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent, to which reference is hereby made for a statement of the circumstances under which this Bid-Option Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Bid-Option Note shall have the respective meanings ascribed thereto in the Credit Agreement.

         This Bid-Option Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                      UNIVERSAL FOREST PRODUCTS, INC.


                                      By:
                                         --------------------------------------

                                      Print Name:
                                                 ------------------------------

                                      Its:
                                          -------------------------------------


                                BID-OPTION NOTE

           Schedule to Bid-Option Note, dated November ________, 2002, payable by Universal Forest Products, Inc. to the order of ________________


         Principal
Trans-    Amount of      Type of                               Amount       Principal     Notation
action   Bid-Option     Bid-Option    Interest    Interest     Paid Or       Balance        Made
 Date      Loan           Loan*         Rate       Period      Prepaid     Outstanding       By
------   ----------     ----------    ---------   ---------   -----------  -----------    --------








*       A - Bid-Option Absolute Rate

        E - Bid-Option Eurocurrency Rate


                                BID-OPTION NOTE
                                       -3-

                                    EXHIBIT B

                               GUARANTY AGREEMENT

                                     PARTIES


         THIS GUARANTY AGREEMENT, dated as of November 25, 2002 (this "Guaranty"), is made by UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation (the "Company"), UNIVERSAL FOREST PRODUCTS INDIANA LIMITED PARTNERSHIP, a Michigan limited partnership ("Universal Indiana"), UNIVERSAL FOREST PRODUCTS TEXAS LIMITED PARTNERSHIP, a Michigan limited partnership ("Universal Texas"), UNIVERSAL FOREST PRODUCTS HOLDING COMPANY, INC., a Michigan corporation ("Universal Holding"), UNIVERSAL FOREST PRODUCTS WESTERN DIVISION, INC., a Michigan corporation ("Universal Western"), SHOFFNER HOLDING COMPANY, INC., a Michigan corporation ("Shoffner Holding"), UNIVERSAL FOREST PRODUCTS EASTERN DIVISION, INC., a Michigan corporation ("Universal Eastern"), UNIVERSAL FOREST PRODUCTS SHOFFNER LLC, a Michigan limited liability company ("Shoffner LLC"), UNIVERSAL TRUSS, INC., a Michigan corporation ("Universal Truss"), UNIVERSAL FOREST PRODUCTS RECLAMATION CENTER, INC., a Michigan corporation ("Universal Reclamation"), UNIVERSAL FOREST PRODUCTS OF MODESTO L.L.C., a Michigan limited liability company ("Universal Modesto"), TRESSTAR, LLC, a Michigan limited liability company ("Tresstar"), UFP VENTURES, INC., a Michigan corporation ("UFP Ventures"), CONSOLIDATED BUILDING COMPONENTS, INC., a Pennsylvania corporation ("Consolidated Building"), UFP REAL ESTATE, INC., a Michigan corporation ("UFP Real Estate"), SYRACUSE REAL ESTATE, LLC, a Michigan limited liability company ("Syracuse Real Estate"), and UFP VENTURES II, INC., a Michigan corporation ("UFP Ventures II", and together with the Company, Universal Indiana, Universal Texas, Universal Holding, Universal Western, Shoffner Holding, Universal Eastern, Shoffner LLC, Universal Truss, Universal Reclamation, Universal Modesto, Tresstar, UFP Ventures, Consolidated Building, UFP Real Estate, and Syracuse Real Estate, collectively referred to as the "Guarantors") in favor of each of the Lenders as defined below.

                                    RECITALS

         A. The Company and the Canadian Borrower (collectively referred to as the "Borrowers", and individually as a "Borrower"), the lenders party thereto from time to time (such lenders, together with any other lenders now or hereafter parties to the Credit Agreement as defined below, collectively referred to as the "Banks"), Bank One, NA, as agent for the Banks (in such capacity, together with any successor agent, the "Agent"), Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent, have executed a Credit Agreement dated as November 25, 2002 (as amended or modified from time to time, and together with any agreement executed in replacement therefor or otherwise refinancing such credit agreement, the "Credit Agreement"), and the Borrowers have issued their promissory notes pursuant to the Credit Agreement (as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor or otherwise issued pursuant to the Credit Agreement, the "Notes", and the Credit Agreement, the Notes and all other agreements and instruments among the Borrowers, the Agent and the Banks, or any of them, executed in connection therewith, including without limitation any Rate Hedging Agreements relating to the Credit Agreement, whether now or hereafter executed, and any supplements or modifications thereof and any agreements or instruments issued in exchange or replacement therefor, collectively referred to as the "Agreements").

         B. Pursuant to the terms of the Agreements the Banks have agreed to make certain extensions of credit to the Borrowers.

         C. Each Guarantor, other than the Company, is a Domestic Subsidiary of the Company or the Canadian Borrower, the Canadian Borrower, the Company, and the other Guarantors are engaged in related businesses, and the Guarantors have derived or will derive substantial direct and indirect benefit from the making of the extensions of credit by the Banks.

         D. The obligation of the Banks to make or continue to make certain extensions of credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty, and the extensions of credit under the Credit Agreement were made in reliance upon the issuance of this Guaranty.


                                    AGREEMENT


         In consideration of the premises and to induce the Banks to make loans, extend credit or make other financial accommodations, and to continue to keep such credit and other financial accommodations available to the Borrowers, each Guarantor hereby agrees with and for the benefit of the Banks as follows:

         1. Defined Terms. As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:

                  "Cumulative Guarantors" shall mean the Guarantors and all other future guarantors of the Liabilities.

                  "Lenders" shall mean the Banks and the Agent and their successors and assigns.

                  "Liabilities" shall mean (i) with respect to the Guarantors other than the Company, all indebtedness, obligations and liabilities of the Borrowers to any of the Lenders in connection with or pursuant to the Agreements, including without limitation, all principal, interest (including but without limitation interest which, but for the filling of a bankruptcy petition, would have accrued on the principal amount of the Liabilities), charges, fees and all costs and expenses, including without limitation reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect (including without limitation any participation interest acquired by any Lender in such indebtedness, obligations and liabilities of the Borrowers to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and (ii) with respect to the Company, all indebtedness, obligations and liabilities of the Canadian Borrower to any of the Lenders in connection with or pursuant to the Agreements, including without limitation, all principal, interest (including but without limitation interest which, but for the filling of a bankruptcy petition, would have accrued on the principal amount of the Liabilities), charges, fees and all costs and expenses, including without limitation reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect (including


                               GUARANTY AGREEMENT
without limitation any participation interest acquired by any Lender in such indebtedness, obligations and liabilities of the Canadian Borrower to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise.

         All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         2. Guarantee. (a) Each Guarantor hereby guarantees to the Lenders, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Liabilities.

                  (b) All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Lender pro rata in accordance with the unpaid amount of Liabilities held by each Lender at the time of such payment.

                  (c) The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by any Lender in connection with enforcing the obligations of any of the Guarantors hereunder including without limitation the reasonable fees and disbursements of counsel.

         3. Consents to Renewals, Modifications and other Actions and Events. This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Liabilities or any Agreement; (b) any extension, indulgence, increase in the Liabilities or other action or inaction in respect of any of the Agreements or otherwise with respect to the Liabilities, or any acceptance of security for, or other guaranties of, any of the Liabilities or Agreements, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Agreements; (d) any waiver by any Lender or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Agreements, any other guaranties or otherwise with respect to the Liabilities;
(e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or any of the Agreements; (f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower or any other guarantor of the Liabilities; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Liabilities or contained in any of the Agreements, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder or constitute a defense hereto, including without limitation any act or omission by any Lender or any other person which increases the scope of any Guarantor's risk; and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of any of the foregoing, each



                               GUARANTY AGREEMENT
of which is specifically waived by each Guarantor. Each Guarantor warrants to the Lenders that it has adequate means to obtain from the Borrowers on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on any Lender to provide such information either now or in the future.

         4. Waivers, Etc. Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Lender, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from any Borrower and protest for non-payment or dishonor; (c) any right to the exercise by any Lender of any right, remedy, power or privilege in connection with any of the Agreements; (d) any requirement of diligence or marshaling on the part of any Lender; (e) any requirement that any Lender, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Lender may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Lender's administration of any of the Liabilities, any of the Agreements or any other Cumulative Guarantor, or any other act or omission of any Lender which changes the scope of such Guarantor's risk. The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

         5. Nature of Guaranty; Payments. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Lender with respect to any Borrower, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Lender of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor hereunder shall be continuing and shall continue (irrespective of any statute of limitations otherwise applicable) and cover and include all the Liabilities of the Borrowers accruing or in the process of accruing to the Lenders before the Lenders deliver to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice President, or a Vice President of each Lender. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Liabilities and the expiration or termination of all the Agreements. All payments to be made by the Guarantors hereunder shall be made without set-offs or counterclaim, and each Guarantor hereby waives the assertion of any such set-offs or counterclaims in any proceeding to enforce its obligations hereunder. All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Lenders such additional amounts as may be necessary to ensure that the Lenders shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made. Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Lender to any of the Liabilities must be returned by such Lender for any reason, whether by court order, administrative order, or settlement and whether as a "voidable preference", "fraudulent conveyance" or otherwise, each Guarantor remains liable for the full amount returned as if such amount had

                               GUARANTY AGREEMENT
never been received by such Lender, notwithstanding any termination of this Guaranty or any cancellation of any of the Agreements and the Liabilities and all obligations of each Guarantor hereunder shall be reinstated in such case.

         6. Evidence of Liabilities. Each Lender's books and records showing the Liabilities shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Liabilities due from the Borrowers and shall constitute prima facie proof, absent manifest error, of the Liabilities of the Borrowers to such Lender, as well as the obligations of each Guarantor to such Lender.

         7. Subordination, Subrogation, Contribution, Etc. Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of any Borrower to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of such Borrower to the Lenders, and no Guarantor shall have any right of subrogation, contribution (including but without limitation the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of such Borrower unless and until all Liabilities shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and all Agreements have expired or been terminated. Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Liabilities it shall be subrogated to the rights of the payee against the relevant Borrower with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below. If any Guarantor makes a payment in respect of the Liabilities that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative Guarantors in respect of the Liabilities shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

         For purposes of this Guaranty, the "Payment Share" of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Liabilities received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Liabilities remaining unpaid on the date such Liabilities become due and payable in full, whether by stated maturity, acceleration or otherwise (the "Determination Date") reduced by the amount of such Liabilities attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.


                               GUARANTY AGREEMENT

         8. Assignment by Lenders. Each Lender shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Liabilities. Each Lender's successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.

         9. Joint and Several Obligations. The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Liabilities to the extent provided herein regardless of any other Cumulative Guarantors, and each Lender shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.

         10. Representations and Warranties. Each Guarantor hereby represents and warrants to the Lenders that:

                  (a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate, company, or partnership powers, have been duly authorized by all necessary corporate, company, or partnership action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, articles of organization, certificate of limited partnership or other charter documents or bylaws, operating agreement or partnership agreement of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

                  (b) this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against the Guarantor in accordance with its terms;

                  (c) as of the date hereof, each of the following is true and correct for each Guarantor, assuming value is given to the rights of contribution and subrogation as described in Section 7 hereof: (i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and

                  (d) the Canadian Borrower, the Company, and the other Guarantors are engaged as an integrated group in the business of providing related services; that the integrated operation requires financing on such a basis that credit supplied to the Borrowers can be made available from time to time to various subsidiaries of the Borrowers, as required for the continued successful operation of the integrated group as a whole; and that each Guarantor has requested the Lenders to continue to lend and to make credit available to the Borrowers for the purpose of financing the integrated operations of the Borrowers and their subsidiaries, including each Guarantor other than the Company, with each Guarantor expecting to derive benefit, direct or



                               GUARANTY AGREEMENT
indirectly, from the loans and other credit extended by the Lenders to the Borrowers, both in such Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole. Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

         11. Binding on Successors and Assigns. This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.

         12. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Lender that, should the Liabilities not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Liabilities or the Agreements being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender at any time, each Guarantor as original and independent obligor, upon demand by the Lenders, will make payment to the Lenders of the Liabilities by way of a full indemnity.

         13. Cumulative Rights and Remedies, Etc. The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Lender, nor any delay or failure on the part of any Lender in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Lenders' rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Lender under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders may be exercised from time to time and as often as may be deemed expedient by any Lender.

         14. Severability. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount of which this Guaranty is determined to be enforceable.



                               GUARANTY AGREEMENT

         15. Merger; Amendments. This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof. Each Guarantor's liability hereunder is independent of and in addition to its liability under any other guaranty previously of subsequently executed. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty. None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of each Lender and the Guarantors.

         16. Consent to Jurisdiction. Notwithstanding the place where any Liability originates or arises, or is to be repaid, any suit, action or proceeding arising out of or relating to this Guaranty, any of the Agreements, or any borrowing made in connection with any of the Agreements, may be instituted in any court of the United States of America or the State of Michigan, sitting in the City of Detroit, State of Michigan, and each Guarantor hereby irrevocably waives any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such suit, action or proceeding has been brought in an inconvenient forum; and each Guarantor hereby irrevocably submits his person and property to the jurisdiction of any such court in any such suit, action or proceeding. Each Guarantor hereby consents to the service of process in any suit, action or proceeding of the nature referred to in this Section 16 by the mailing of a copy thereof by registered or certified mail, postage prepaid, or personally delivering a copy thereof to such Guarantor, at the address set forth under its signature below, or at such other address as such Guarantor may hereafter specify to the Lenders in writing. Nothing in this Section 16 shall affect the right of any Lender to serve process in any other manner permitted by law or limit the right of the Lenders to bring proceedings against any Guarantor or any of its property in the courts of any other jurisdiction in which it is subject to service of process. To the extent that any Guarantor now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Guaranty or the transactions contemplated hereby, to claim itself or its revenues, assets or properties any immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment, attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any such jurisdiction there may be attributed any such immunity (whether or not claimed), such Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law. Each Guarantor irrevocably and generally consents in respect of any proceedings to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever of any order or judgment which may be made or given in those proceedings.

         17. Governing Law; Headings. This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the choice of law principles of such state. The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         18. Notices. Any notice, demand, consent or request given or made to each Guarantor by any Lender shall be deemed to have been duly given or made if sent in writing (including telecommunications) to such Guarantor to the address or telex or telecopy number set forth below the name of such Guarantor on the signature page hereof, or at such other address or telex or telecopy number as such Guarantor may hereafter



                               GUARANTY AGREEMENT
specify to the Lenders in writing. All notices or other communications sent by means of telecopy, telex or other wire transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type. Written notices or other communications shall be deemed delivered upon receipt if delivered by hand or by telecopy, three business days after mailing if mailed, or one business day after deposit with an overnight courier service if delivered by overnight courier. Notices or other communications delivered by hand shall be deemed delivered upon receipt.

         19. WAIVER OF JURY TRIAL. THE LENDERS, IN ACCEPTING THIS GUARANTY, AND THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE LENDERS NOR THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE LENDERS OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM. THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE LENDERS BY THE GUARANTORS WITHOUT ANY DURESS OR COERCION, AND AFTER EACH GUARANTOR HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO. EACH GUARANTOR HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY AND OF EACH AGREEMENT.


                               GUARANTY AGREEMENT

EXECUTED and effective as of the day and year first above written.


                                       UNIVERSAL FOREST PRODUCTS, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS INDIANA
                                       LIMITED PARTNERSHIP

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS TEXAS LIMITED
                                       PARTNERSHIP

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS HOLDING
                                       COMPANY, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------



                               GUARANTY AGREEMENT

                                       UNIVERSAL FOREST PRODUCTS WESTERN
                                       DIVISION, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       SHOFFNER HOLDING COMPANY, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS EASTERN
                                       DIVISION, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS SHOFFNER LLC

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------



                               GUARANTY AGREEMENT

                                       UNIVERSAL TRUSS, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST RECLAMATION CENTER,
                                       INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UNIVERSAL FOREST PRODUCTS OF MODESTO
                                       L.L.C.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       TRESSTAR, LLC

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                               GUARANTY AGREEMENT

                                       UFP VENTURES, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       CONSOLIDATED BUILDING COMPONENTS, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UFP REAL ESTATE, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       SYRACUSE REAL ESTATE, LLC

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                       UFP VENTURES II, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 -----------------------------


                               GUARANTY AGREEMENT

                           Address for each Guarantor:
                           2801 Beltline NE
                           Grand Rapids, MI 49505

                           Telecopy No.: 616-361-7534




                               GUARANTY AGREEMENT

                                    EXHIBIT C

                              REVOLVING CREDIT NOTE


$______________                                               November 25, 2002
                                                              Detroit, Michigan



         FOR VALUE RECEIVED,____________, a___________ (the "Company"), hereby unconditionally promises to pay to the order of ___________________ (the "Lender"), at the principal banking office of the Agent in Detroit, Michigan in [U.S.] [Canadian] Dollars and in Same Day Funds, the principal sum of __________________ [U.S.] [Canadian] Dollars ([C]$______________) or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Syndicated Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

         The Lender is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Syndicated Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Syndicated Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

         The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses (including without limitation allocated costs and expenses of attorneys who are employees of the Lender).

         This Revolving Credit Note evidences one or more Syndicated Loans made under a Credit Agreement, dated as of November 25, 2002 (as amended or modified from time to time, the "Credit Agreement"), by and among the Company, the other Borrower, the lenders party thereto from time to time (including the Lender), Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       ----------------------------------------

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                             REVOLVING CREDIT NOTE

                    Schedule to Revolving Credit Note, dated
                  November_____, 2002, made by________________
                             in favor of _________



                                                                      Principal
                                                                       Amount
Trans-        Principal       Type                      Interest      Paid, Pre-    Principal
action        Amount of        of          Interest     Period (if     paid or       Balance      Notation
Date            Loan          Loan*          Rate       applicable)   Converted     Outstanding   Made by
-----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------











-----------
* E - Syndicated Eurodollar Rate

  F - Floating Rate

  B - BA Rate








                             REVOLVING CREDIT NOTE

                                    EXHIBIT D

                                 SWINGLINE NOTE



$_____________                                                November 25, 2002
                                                              Detroit, Michigan



         FOR VALUE RECEIVED, Universal Forest Products, Inc., a Michigan corporation (the "Company"), hereby promises to pay to the order of Bank One, NA (the "Agent"), at the principal banking office of the Agent in Detroit, Michigan in U.S. Dollars and in Same Day Funds, the principal sum of _______U.S. Dollars ($________ ), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Agent, on the Termination Date or such earlier date as the Agent may require in its sole discretion; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swingline Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

         The Agent is hereby authorized by the Company to record on the schedule attached to this Swingline Note, or on its books and records, the date and the amount of each Swingline Loan, the applicable interest rate and type and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Agent to record any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Swingline Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swingline Note and the Credit Agreement.

         The Company and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Swingline Note. Should the indebtedness evidenced by this Swingline Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collection of this Swingline Note, including attorneys' fees and expenses.

         This Swingline Note evidences Swingline Loans made under a Credit Agreement, dated as of November 25, 2002 (as amended or modified from time to time, the "Credit Agreement"), by and among the Company, the Canadian Borrower, the lenders party thereto from time to time (including the Lender), the Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent, to which reference is hereby made for a statement of the circumstances under which this Swingline Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Swingline Note shall have the respective meanings assigned to them in the Credit Agreement.

         This Swingline Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


                                 SWINGLINE NOTE

                Schedule to Swingline Note dated November__, 2002
                            made by Universal Forest
                                 Products, Inc.
                            in favor of Bank One, NA




                  Principal                                     Principal
Transaction       Amount of      Applicable       Interest      Amount Paid      Balance         Notation
    Date            Loan        Interest Rate      Period       or  Prepaid     Outstanding       Made By
-------------   -------------   -------------   -------------   -------------   -------------   -------------









                                 SWINGLINE NOTE

                                    EXHIBIT E

                            BID-OPTION QUOTE REQUEST

                                     [Date]

Bank One, NA,
as Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan  48226

Attention:______________


         Universal Forest Products, Inc., a Michigan corporation (the "Company"), hereby requests offers to make Bid-Option Loans comprising the Bid-Option Borrowing(s) described below pursuant to Section 2.2(b) of the Credit Agreement, dated as of November __, 2002, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among the Company, the Canadian Borrower, Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Date of Bid-Option Borrowing(s): ________, ____

         Type of Bid-Option Borrowing(s): ____________ [Absolute Rate] [Eurodollar Rate]

         Aggregate Amount of each Bid-Option Borrowing:    (a)                *
                                                              ----------------
                                                           (b)
                                                              ----------------
                                                           (c)
                                                              ----------------
         Interest Period:      (a)             **
                                  -------------
                               (b)
                                  -------------
                               (c)
                                  -------------


                                       UNIVERSAL FOREST PRODUCTS, INC.

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------




*Must be (a) $3,000,000 or a larger multiple of $1,000,000.

**Must comply with the definition of the term "Bid-Option Interest Period."

                                    EXHIBIT F

                        INVITATION FOR BID-OPTION QUOTES


                                     [Date]

To:      [Name of Lender]
         Attention:  ____________________

         Reference is made to the Credit Agreement, dated as of November , 2002, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among Universal Forest Products, Inc. (the "Company"), the Canadian Borrower, the lenders party thereto from time to time, Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 2.2(c) of the Credit Agreement, Bank One, NA, as Agent, is pleased on behalf of the Company to invite you to submit Bid-Option Quotes to the Company for the Bid-Option Borrowing(s) described below.

         Date of Bid-Option Borrowing(s): ________, ____

         Type of Bid-Option Borrowing(s): [Absolute Rate] [Eurodollar Rate]




                  Aggregate Amount of Each
                   Bid-Option Borrowing:                   Interest Period:
                  ------------------------                 ----------------

                  (a)                                      (a)
                      --------------------                     ----------------
                  (b)                                      (b)
                      --------------------                     ----------------
                  (c)                                      (c)
                      --------------------                     ----------------

                   Please respond to this invitation by no later than 9:00 a.m.
                  (Detroit time) on _________________, _____.*


                                       BANK ONE, NA, as Agent

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------

* The proposed date of Borrowing in the case of Absolute Rate Bid-Option Borrowings. The third Business Day prior to the proposed date of Borrowing in the case of Eurodollar Rate Bid-Option Borrowings.

                                    EXHIBIT G

                                BID-OPTION QUOTE


                                     [Date]


Bank One, NA, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:_____________


         Reference is made to the Credit Agreement, dated as of November __, 2002, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among Universal Forest Products, Inc. (the "Company"), the Canadian Borrower, the lenders party thereto from time to time (including the Lender), Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         In response to your Invitation for Bid-Option Quotes dated____________, ________,________________ (the "Lender"), hereby makes the following offer[s] to make [a] Bid-Option Loan[s]:

         1. Quoting Lender:
                            -----------------------------
            Contact Person:
                            -----------------------------

         2. Date of proposed Borrowing:          ,       *
                                       ---------- -------

         3. Quotes:


                                                                  Bid-Option Absolute
          Type of Bid-Option                                      Rate or Bid-Option
         Loans: Absolute Rate                  Principal           Eurodollar Rate                     Interest
         or Eurodollar Rate**                  Amount***                Margin****                     Period *****
         --------------------                  ---------          -------------------                  ------------


(a)
         -----------------------               ---------          -------------------                   -----------
(b)
         -----------------------               ---------          -------------------                   -----------
(c)
         -----------------------               ---------          -------------------                   -----------

         4. The aggregate amount of Bid-Option Loans which may be accepted by the Company pursuant to this Bid-Option Quote shall not exceed $_____________.

         The Lender acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b), subject to the terms and conditions of the Credit Agreement, obligates it to make a Bid-Option Loan for which any quote is accepted, in whole or in part.

                                       [Name of Lender]

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------



*        As specified in the related Invitation for Bid-Option Quotes.

**       As specified in the related Invitation for Bid-Option Quotes.

*** The principal amount (a) must be $3,000,000 or a larger multiple of $1,000,000 and (b) may not exceed the aggregate amount of the related Bid-Option Borrowing specified in the related Invitation for Bid-Option Quotes.

**** Specify rate of interest per annum (rounded up to the nearest 1/1000th of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/1000th of 1%), as the case may be.

*****    As specified in the related Invitation for Bid-Option Quotes.





                                BID-OPTION QUOTE

                                    EXHIBIT H

                         REQUEST FOR SYNDICATED ADVANCE

To each Lender party to
the referenced Credit Agreement
c/o Bank One, NA, as Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan  48226

Attention:____________________



         _____________, a _______________ (the "Borrower") hereby requests a
[insert Syndicated Loan, or Letter of Credit Advance] pursuant to Section 2.6 of the Credit Agreement, dated as of November __, 2002 (as amended or modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders party thereto from time to time, Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent.

         [A Syndicated Loan is requested to be made in the amount of [C]$____________, to be made on ____________, _____ and evidenced by the
Borrower's Revolving Credit Notes. Such Loan shall be a [insert Eurodollar Rate Syndicated Loan, BA Rate Syndicated Loan, or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurodollar Rate Syndicated Loan or a BA Rate Syndicated Loan, shall be [insert permitted Interest Period].]

         [Such Letter of Credit Advance shall be made by the issuance by the Agent of its Letter of Credit for the account of the Borrower in the maximum stated amount of $___________ to and for the benefit of ________________ with a stated expiry date of _________________, _____, and containing the further terms and conditions set forth in the attached letter of credit application to the Agent.]

         In support of this request, the Borrower hereby represents and warrants to the Agent and the Lenders that:

         1. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

         2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.


Acceptance of the proceeds of such Advance by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.



                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------


Dated:                ,
      ---------------- ----





                         REQUEST FOR SYNDICATED ADVANCE

                                    EXHIBIT J

                             COMPLIANCE CERTIFICATE



To:      The Lenders party to the
         Credit Agreement described below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November __, 2002 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Universal Forest Products, Inc., a Michigan corporation (the "Company"), the Canadian Borrower, the lenders party thereto from time to time, Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED CERTIFIES THAT:

         1. I am the duly elected [Chief Financial Officer or Treasurer] of the Company.

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The representations and warranties made by the Company contained in each Loan Document are true and correct as though made on and as of the date hereof.

         4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

         5. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

         6. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 4 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


         The foregoing certifications, together with the computations set forth in Schedule I and the various reports and deliveries set forth in Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered on _______________, 200__.



                                             ----------------------------------

                                             Print Name:
                                                        -----------------------

                                             Title:
                                                   ----------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                          provisions of Section 5.2 of
                              the Credit Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT K

                              SOLVENCY CERTIFICATE


         This Certificate is made and delivered to Bank One, NA, as Agent, in connection with the Credit Agreement dated as of November , 2002 (the "Credit Agreement") among Universal Forest Products, Inc., a Michigan corporation (the "Company"), the Canadian Borrower, the lenders party thereto from time to time (the "Lenders"), Bank One, NA, as Agent for the Lenders (the "Agent"), Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent, and all other Loan Documents. Terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to the Credit Agreement, and acting solely in my capacity as an officer of the Company and not in my individual capacity I hereby certify as follows:

         1. I am the duly elected, qualified and acting chief financial officer of the Company and I have been responsible for acting on behalf of the Company and each Subsidiary in connection with the negotiation and consummation of the Loan Documents. In connection with these negotiations, I have been responsible for, among other things, reviewing the affairs of the Company and the Subsidiaries.

         2. I have further, for purposes hereof, reviewed the assets and liabilities of the Company and the Subsidiaries, after giving effect to the transactions contemplated by the Loan Documents. In particular:

                  A. I have reviewed the financial statements referred to in Section 4.6 of the Credit Agreement.

                  B. With respect to contingent and off-balance sheet liabilities included in the liabilities of the Company and its Subsidiaries, I have consulted with the appropriate officers and employees of the Company and its Subsidiaries and outside counsel of the Company concerning pending and threatened litigation and other contingent liabilities of the Company and its Subsidiaries.

         On the basis of the review and analysis described above, I have concluded that:

         I. (i) Immediately after the consummation of the Loan Documents and transactions to occur on the date hereof and immediately following the making of the Advances on the date hereof and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of the Company and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and the Subsidiaries on a consolidated basis; (b) the present fair saleable value of the assets of the Company and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         II. To the best of my knowledge, none of the Company or the Subsidiaries has executed any Loan Document or any documents mentioned therein or made any transfer or incurred any obligation thereunder or in connection therewith with actual intent to hinder, defraud or delay either present or future creditors.

         Executed and delivered on November_______, 2002.




                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Title:
                                                   ----------------------------

                                    EXHIBIT L

                           REQUEST FOR CONTINUATION OR
                          CONVERSION OF SYNDICATED LOAN



                                     [Date]


To each Lender party
to the referenced Credit Agreement
c/o Bank One, NA,
as Agent for the Lenders
611 Woodward Avenue
Detroit, Michigan 48226


Attention:_______________________


         _________,a________, a (the "Company"), hereby requests that [C] $______________ of the principal amount of the Syndicated Loan originally made on ____________, ____, which Syndicated Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on ______________, ____. If such Loan is requested to be converted to a Eurodollar Rate Syndicated Loan or a BA Rate Syndicated Loan, the Company hereby elects an Interest Period for such Loan of [insert permitted Interest Period].

         In support of this request, the Company hereby represents and warrants to the Agent and the Lenders that:

         1. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

         2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued][converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement, dated as of November __, 2002, among the Company, the other Borrower, the lenders party thereto from time to time (the "Lenders"), Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent.


                                       ----------------------------------------


                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------







                          REQUEST FOR CONTINUATION OR
                         CONVERSION OF SYNDICATED LOAN

                                    EXHIBIT M

                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement dated as of November __, 2002 (as amended or modified from time to time, the "Credit Agreement") among Universal Forest Products, Inc., a Michigan corporation, the Canadian Borrower, the lenders party thereto from time to time, Bank One, NA, as Agent, Wachovia Bank, N.A., as Syndication Agent, and Standard Federal Bank, N.A., as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and be bound by the terms and provisions applicable to a Lender under the Loan Documents (including without limitation the Intercreditor Agreement) and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.



                           ASSIGNMENT AND ACCEPTANCE

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE
     [___________________, as Assignor, and _________________, as Assignee]

Amount of Assignor's Commitment assigned to Assignee:        $_____________

Effective Date:                                              ______________


                                       _________________________, as Assignor

                                       By:
                                          -------------------------------------

                                             Its:
                                                 ------------------------------

                                       __________________________, as Assignee

                                       By:
                                          -------------------------------------

                                             Its:
                                                 ------------------------------
                                       Address for Notices:

                                       --------------------
                                       --------------------
                                       Attention:  _____________
                                       Facsimile No.: ______________
                                       Telephone No.: ______________

                                       Commitment amount of the Assignee after
                                       giving effect to this Assignment and
                                       Acceptance:
                                       $
                                        -------------

                                       Consented to and accepted this__  day
                                       of _______________, ____

                                       BANK ONE, NA, as Agent

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------

                                       [BORROWER]

                                       By:
                                          -------------------------------------

                                             Print Name:
                                                        -----------------------

                                             Its:
                                                 ------------------------------